                                                                     EXHIBIT 4.1
================================================================================

                          QUICKSILVER RESOURCES INC.



                            Note Purchase Agreement



                                      for



                   $63,000,000 14.75% Second Mortgage Notes



                              Due March 30, 2009


================================================================================

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

ARTICLE I. AUTHORIZATION OF NOTES; CALCULATIONS................................1
     Section 1.1.    Authorization of Notes....................................1
     Section 1.2.    Calculations and Determinations...........................1

ARTICLE II. SALE AND PURCHASE OF NOTES; FEES...................................1
     Section 2.1.    Sale and Purchase of Notes................................1
     Section 2.2.    Financing Fee.............................................2

ARTICLE III. CLOSING...........................................................2
     Section 3.1.    Closing...................................................2

ARTICLE IV. CONDITIONS TO CLOSING..............................................2
     Section 4.1.    Documents to be Delivered.................................2
     Section 4.2.    General Conditions Precedent..............................4

ARTICLE V. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.......................6
     Section 5.1.    Borrower's Representations and Warranties.................6
            (a)      No Default................................................6
            (b)      Organization and Good Standing............................6
            (c)      Authorization.............................................6
            (d)      No Conflicts or Consents..................................7
            (e)      Enforceable Obligations...................................7
            (f)      Initial Financial Statements..............................7
            (g)      Other Obligations and Restrictions........................7
            (h)      Full Disclosure...........................................7
            (i)      Environmental Laws........................................8
            (j)      Names and Places of Business..............................9
            (k)      Organization and Ownership of Shares of Subsidiaries......9
            (l)      Litigation; Observance of Statutes and Orders.............9
            (m)      Taxes.....................................................9
            (n)      Title to Property; Leases................................10
            (o)      Compliance with ERISA....................................11
            (p)      Private Offering by the Company..........................12
            (q)      Use of Proceeds; Margin Regulations......................12
            (r)      Foreign Assets Control Regulations, etc..................12
            (s)      Status under Certain Statutes............................12
            (t)      Commodity Price Risk Policy..............................12
            (u)      Cinnabar.................................................12

ARTICLE VI. REPRESENTATIONS OF THE PURCHASERS.................................13
     Section 6.1.    Purchase for Investment..................................13
     Section 6.2.    Source of Funds..........................................13

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ARTICLE VII. PAYMENTS OF PRINCIPAL AND INTEREST; PREPAYMENTS; PUT
     OPTION...................................................................14
     Section 7.1.    Regular Interest Payments................................14
     Section 7.2.    Regular Principal Payments...............................15
     Section 7.3.    Optional Prepayments.....................................15
            (a)      Prepayment Premiums......................................15
            (b)      Allocation of Partial Prepayments........................16
            (c)      Maturity; Surrender, etc.................................16
            (d)      Purchase of Notes........................................16
     Section 7.4.    Change of Control........................................16
     Section 7.5.    Payments.................................................17

ARTICLE VIII. AFFIRMATIVE COVENANTS; SECURITY.................................17
     Section 8.1.    Affirmative Covenants....................................17
            (a)      Payment and Performance..................................17
            (b)      Books, Financial Statements and Reports..................17
            (c)      Other Information and Inspections........................19
            (d)      Notice of Material Events and Change of Address..........19
            (e)      Maintenance and Operation of Properties..................20
            (f)      Maintenance of Existence and Qualifications..............20
            (g)      Payment of Trade Liabilities, Taxes, etc.................20
            (h)      Bonding and Insurance....................................20
            (i)      Payment of Expenses......................................21
            (j)      Performance on the Company's Behalf......................21
            (k)      Interest.................................................22
            (l)      Compliance with Agreements and Law.......................22
            (m)      Evidence of Compliance...................................22
            (n)      Collateral Coverage Ratio................................22
     Section 8.2.    The Security.............................................22
     Section 8.3.    Agreement to Deliver Security Documents..................22
     Section 8.4.    Perfection and Protection of Security Interests
     and Liens................................................................23
     Section 8.5.    Production Proceeds......................................23
     Section 8.6.    Guaranties of the Company's Subsidiaries.................23

ARTICLE IX. NEGATIVE COVENANTS................................................24
     Section 9.1.    Negative Covenants.......................................24
            (a)      Debt.....................................................24
            (b)      Limitation on Liens......................................25
            (c)      Limits on Hedging Contracts..............................25
            (d)      Limits on Amendments.....................................25
            (e)      Limits on Mergers and Subsidiary Equity Issuances........25
            (f)      Limitation on Distributions and Redemptions..............26
            (g)      Limitation on Sales or Abandonments......................26
            (h)      Limitation on Investments and New Businesses.............27
            (i)      Limitation on Credit Extensions..........................27
            (j)      Transactions with Affiliates.............................27

            (k)      ERISA Plans..............................................27
            (l)      No Public Announcements..................................27
            (m)      EBITDAX..................................................28
            (n)      Working Capital..........................................28
            (o)      Cinnabar.................................................28

ARTICLE X. EVENTS OF DEFAULT..................................................28
     Section 10.1.   Events of Default........................................29
     Section 10.2.   Remedies.................................................31
     Section 10.3.   Rescission...............................................31

ARTICLE XI. REGISTRATION; EXCHANGE; SUBSTITUTION OF
     NOTES;RESTRICTIONS ON TRANSFER OF NOTES..................................32
     Section 11.1.   Registration of Notes....................................32
     Section 11.2.   Transfer and Exchange of Notes...........................32
     Section 11.3.   Replacement of Notes.....................................33
     Section 11.4.   Restriction on Transfer..................................33

ARTICLE XII. COLLATERAL AGENT.................................................34
     Section 12.1.   Appointment and Authority................................34
     Section 12.2.   Exculpation, Collateral Agent's Reliance, Etc............34
     Section 12.3.   Credit Decisions.........................................35
     Section 12.4.   Indemnification..........................................35
     Section 12.5.   Rights as Purchaser......................................36
     Section 12.6.   Sharing of Set-Offs, Collections, and Payments...........36
     Section 12.7.   Investments..............................................37
     Section 12.8.   Benefit of Article XII...................................37
     Section 12.9.   Resignation..............................................37

ARTICLE XIII. MISCELLANEOUS...................................................38
     Section 13.1.   Place of Payment.........................................38
     Section 13.2.   Home Office Payment......................................38
     Section 13.3.   Waivers and Amendments; Acknowledgments..................38
            (a)      Waivers and Amendments...................................38
            (b)      Solicitation.............................................39
            (c)      Payment..................................................39
            (d)      Acknowledgments and Admissions...........................39
     Section 13.4.   Survival of Agreements; Cumulative Nature................40
     Section 13.5.   Indemnity................................................41
     Section 13.6.   Notices..................................................41
     Section 13.7.   Parties in Interest......................................42
     Section 13.8.   Governing Law; Submission to Process.....................42
     Section 13.9.   Limitation on Interest...................................42
     Section 13.10.  Termination; Limited Survival............................43
     Section 13.11.  Reproduction of Documents................................43
     Section 13.12.  Confidentiality..........................................44

     Section 13.13   Subordination Agreement..................................45
     Section 13.14   Severability.............................................45
     Section 13.15   Counterparts.............................................45
     Section 13.16   Waiver of Jury Trial, Punitive Damages, Etc..............45

SCHEDULES

Schedule A          Information Relating to Purchasers
Schedule B          Defined Terms
Schedule C          Disclosure Schedule
Schedule D          Security Schedule
Schedule E          Insurance Schedule

EXHIBITS

Exhibit 1      Form of Notes
Exhibit 2      Form of Opinion of Counsel to the Company
Exhibit 3      Form of Certificate Accompanying Financial Statements
Exhibit 4      Form of Accredited Investor Letter
Exhibit 5      Commodity Price Risk Policy

                            NOTE PURCHASE AGREEMENT

     This Note Purchase Agreement (this "Agreement") is made as of March 31, 2000, by Quicksilver Resources Inc. (the "Company"), TCW Asset Management Company, as Collateral Agent for the Purchasers, and each other party hereto that is listed as a Purchaser on Schedule A hereto, all of whom hereby agree as follows:

                                  ARTICLE I.
                     AUTHORIZATION OF NOTES; CALCULATIONS

     Section I.1. Authorization of Notes. The Company has authorized the
                  ----------------------
issuance and sale of $63,000,000 aggregate principal amount of its 14.75% Second Mortgage Notes due March 30, 2009 (the "Notes", such term to include any such notes issued in substitution therefor pursuant to this Agreement). The Notes shall be substantially in the form set out in Exhibit 1 hereto, with such changes therefrom, if any, as may be approved by all of the Purchasers and the Company. Certain capitalized terms and other references used in this Agreement are defined in Schedule B hereto.

     Section I.2. Calculations and Determinations. All calculations under the
                  -------------------------------
Transaction Documents of interest shall be made on the basis of actual days elapsed (including the first day but excluding the last) and a year of 360 days consisting of twelve 30-day months. Each determination by any Purchaser of amounts to be paid hereunder or any other matters which are to be determined hereunder by such Purchaser shall, in the absence of manifest error, be conclusive and binding. Unless otherwise expressly provided herein, all financial statements and reports furnished to the Purchasers hereunder shall be prepared and all financial computations and determinations pursuant hereto shall be made in accordance with GAAP.


                                  ARTICLE II.
                       SALE AND PURCHASE OF NOTES; FEES

     Section II.1. Sale and Purchase of Notes. Subject to the terms and
                   --------------------------
conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the Closing provided for in Section 3.1, Notes in the principal amount specified opposite such Purchaser's name in Schedule A at a purchase price of 100% of the principal amount thereof. (Although the aggregate principal amount of Notes to be purchased at the Closing, as specified on Schedule A, is $43,000,000, the total amount of Notes authorized by the Company is $63,000,000 and this Agreement may be supplemented within 90 days hereafter to provide for the purchase of such additional authorized Notes by new Purchasers; provided, however, that after giving effect to such supplement the definition of "Majority Purchasers" must be acceptable to all Purchasers.) Any Purchaser shall have the right to substitute any one of such Purchaser's Affiliates as the purchaser of the Notes that such Purchaser has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6.1 and Section 6.2. In the event of any such substitution, such Affiliate shall be deemed to be a "Purchaser" hereunder.

     Section II.2. Financing Fee. In consideration of each Purchaser's
                   -------------
purchase of its Notes, the Company agrees to pay to each Purchaser a financing fee on the date hereof in immediately available funds in the amount of three-quarters of one percent (.75%) of the principal amount of such Purchaser's Notes (the "Financing Fee"). The Company agrees to pay the Financing Fee for Life Insurance Company of Georgia, USG Annuity & Life Company, and Equitable Life Insurance Company of Iowa to: Sun Trust Bank, Atlanta, Georgia; ABA # 061-000-104; Account Name: ING Investment Management; Account Number 8800375985. The Company agrees to pay the Financing Fee for TCW to: Investors Bank & Trust Company, ABA# 011001438, F/C Client Funds No. 569530395; Account # 76T02327-4;
Attention: Peter Maesher; Reference: D&R VI - Quicksilver.


                                 ARTICLE III.
                                   CLOSING.

     Section III.1. Closing. The sale and purchase of the Notes shall occur at
                    -------
the offices of Thompson & Knight L.L.P.,1200 Smith Street, Suite 3600, Houston, Texas 77002, at 10:00 a.m., central standard time, at a closing (the "Closing") on March 31, 2000 or at such other time and place on or prior to March 31, 2000 as may be agreed upon by the Company and the Purchasers. At the Closing the Company will deliver to each Purchaser the Notes to be purchased by such Purchaser dated the date of the Closing and registered in such Purchaser's name (or in the name of such Purchaser's nominee), against delivery by the Purchasers to the Company or its order of immediately available funds in the aggregate amount of the purchase prices therefor by wire transfer of immediately available funds for the account of the Company to: Bank of America; Dallas, Texas; ABA No. 111000012; for the account of Quicksilver Resources Inc.; Account No. 3751032722. If at the Closing the Company shall fail to tender such Notes to the Purchasers as provided above in this Section 3.1, or if any of the conditions specified in Article IV shall not have been fulfilled to the Purchasers' satisfaction, the Purchasers shall, at the election of each, be relieved of all further obligations under this Agreement, without thereby waiving any rights the Purchasers may have by reason of such failure or such nonfulfillment.


                                  ARTICLE IV.
                            CONDITIONS TO CLOSING.

     Section IV.1. Documents to be Delivered. No Purchaser shall have any
                   -------------------------
obligation to purchase the Notes unless the Purchasers shall have received all of the following, at the Closing or at such other place as may be designated by the Purchasers, duly executed and delivered and in form, substance and date satisfactory to the Purchasers:

     (a)  The Notes.

     (b) Each Mortgage and each other Security Document listed in the Security Schedule.

     (c) An "Omnibus Certificate" of the Secretary and of the President of the Company, which shall contain the names and signatures of the officers of the Company authorized to execute Transaction Documents and which shall certify to the truth, correctness and completeness of the following exhibits attached thereto: (i) a copy of resolutions duly adopted by the board of directors of the Company and in full force and effect at the time this Agreement is entered into, authorizing the execution of this Agreement and the other Transaction Documents delivered or to be delivered in connection herewith and the consummation of the transactions contemplated herein and therein, (ii) a copy of the articles of incorporation of the Company and all amendments thereto, certified by the appropriate official of the Company's state of organization, and (iii) a copy of the bylaws of the Company.

     (d) A certificate (or certificates) of the due formation, valid existence and good standing of the Company in its state of organization, issued by the appropriate authorities of such jurisdiction.

     (e) A "Compliance Certificate" of the President and of the chief financial officer of the Company in their capacities as such officers, of even date herewith, in which such Persons certify to the satisfaction of the conditions set out in Section 4.2.

     (f) A favorable opinion of Cantey & Hanger, L.L.P., counsel for the Company, substantially in the form set forth in Exhibit 2.

     (g) an opinion of Warner Norcross & Judd LLP, special Michigan counsel for Collateral Agent, dated the Closing Date, favorably opining as to the enforceability of the Mortgages in Michigan and otherwise in form and substance satisfactory to Collateral Agent.

     (i) an opinion of Herschler, Freudenthal, Salzburg, Bonds & Zerga, P.C., special Wyoming counsel for Collateral Agent, dated the Closing Date, favorably opining as to the enforceability of the Mortgages in Wyoming and otherwise in form and substance satisfactory to Collateral Agent.

     (j) an opinion of Crowley, Haughey, Hanson, Toole & Dietrich, special Montana counsel for Collateral Agent, dated the Closing Date, favorably opining as to the enforceability of the Mortgages in Montana and otherwise in form and substance satisfactory to Collateral Agent.

     (k) certificates from the Company's insurance broker setting forth the insurance maintained by the Company, stating that such insurance is in full force and effect, and that all premiums due have been paid.

     (l) a copy of each of the Closing Documents accompanied by a certificate executed by an authorized officer of the Company certifying that (A) such copies are accurate and complete and represent the complete understanding and agreement of the parties thereto, (B) no material right or obligation of any party thereto has been modified, amended or waived, and (C) subject only to funding under the Closing Documents and hereunder, the Closing Transactions have been consummated on the terms set forth in such Closing Documents.

     (m) Certificates of the Company's good standing and due qualification to do business, issued by appropriate officials in any states in which the Company owns property subject to the Security Documents.

     (n) A Phase One Environmental Report covering the Properties mortgaged under the initial Mortgage which has been prepared by a consultant approved by the Purchasers and which is satisfactory to the Purchasers in form and substance.

     (o) Purchasers or their counsel shall have completed a review of title (including opinions of title) with respect to that portion of the CMS Properties which is necessary to satisfy the Closing Title Review Requirement, and such review shall not have revealed any condition or circumstance which would reflect that the representations and warranties contained in Section 5.1(n) hereof are inaccurate in any respect.

     (p)  The Bank Subordination Agreement.

     (q) True and complete copies of the Bank Documents in effect at the time of the Closing.

     (r)  The Initial Engineering Reports.

     (s) Documents similar to those specified in subsections (c), (d), and (g) of this Section 4.1 with respect to each Subsidiary of the Company and the execution by it of the Transaction Documents to which it is a party.

     (t) An opinion of Thompson & Knight L.L.P., counsel for the Purchasers, in form satisfactory to the Purchasers.

     Section IV.2. General Conditions Precedent. No Purchaser shall have any
                   ----------------------------
obligation to purchase the Notes unless the following conditions precedent are satisfied at the time of the Closing:

          (a) All representations and warranties made by the Company or any Subsidiary of the Company in any Transaction Document shall be true and correct at and as of the time of the Closing.

          (b) No Default shall exist at the time of the Closing, either before or after giving effect to the sale of the Notes by the Company and the transactions under the Closing Documents.

          (c) No situation or event that could have a Material Adverse Effect shall have occurred since the date of the Initial Financial Statements.

          (d) The Company and its Subsidiaries shall have performed and complied with all agreements and conditions required in the Transaction Documents to be performed or complied with by it on or prior to the time of the Closing.

          (e) The Collateral Agent and the Purchasers shall have received all documents and instruments which the Collateral Agent or any Purchaser has then requested (including opinions of legal counsel for the Company and the Purchasers; corporate documents and records; documents evidencing governmental authorizations, consents, approvals, licenses and exemptions; and certificates of public officials and of officers and representatives of the Company) as to the accuracy and validity of or compliance with all representations, warranties and covenants made by the Company or its Subsidiaries in this Agreement and the other Transaction Documents, the satisfaction of all conditions contained herein or therein, and all other matters pertaining hereto and thereto. All such additional documents and instruments shall be satisfactory to the Collateral Agent and any requesting Purchaser in form, substance and date.

          (f) The Company shall have paid the Financing Fee to each Purchaser in immediately available funds.

          (g) On the date of the Closing each Purchaser's purchase of Notes shall (i) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions such as
     Section 1405(a)(8) of the New York Insurance Law permitting limited investments by insurance companies without restriction as to the character of the particular investment, (ii) not violate any applicable law or regulation (including, without limitation, Regulation U, T or X of the Board of Governors of the Federal Reserve System) and (iii) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by such Purchaser, such Purchaser shall have received a certificate of the chief financial officer of the Company certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

          (h) The Company shall have paid on or before the Closing the reasonable fees, charges and disbursements of Thompson & Knight L.L.P. then billed and owing.

          (i) A Private Placement number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for the Notes.

          (j) The Company shall have complied in all respects with Section 8.1(g) of the Bank Credit Agreement concerning certain hedge transactions.

     Section 4.3. Closing Transactions.  Subject only to disbursement and
                  --------------------
application of the proceeds of the initial sale of the Notes, the Closing Transactions shall have occurred (or Purchasers shall be satisfied that such transactions will occur simultaneously therewith). Without limiting the foregoing, each of the following shall have occurred (or Purchasers shall be satisfied that each of the following shall occur simultaneously therewith):

          (a) the CMS Acquisition shall have been completed pursuant to the terms of the CMS Acquisition Documents;

          (b) the Mariner Section 29 Sale shall have been completed pursuant to the terms of the Mariner Section 29 Documents, and approximately $25,000,000 of the proceeds of such sale shall have been applied to finance in part the CMS Acquisition; and

          (c) the transactions contemplated by the Bank Documents shall have been completed pursuant to the terms of such Bank Documents, and the Company shall have received not less than $193,000,000 from the loans thereunder and applied such proceeds to finance in part the CMS Acquisition.


                                  ARTICLE V.
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     Section V.1. Borrower's Representations and Warranties. To confirm the
                  -----------------------------------------
Purchasers' understanding concerning the Company, its Subsidiaries, and their respective business, properties and obligations and to induce each Purchaser to enter into this Agreement and purchase its Notes, the Company represents and warrants to each Purchaser and to Collateral Agent that:

     (a) No Default.   Neither the Company nor any Subsidiary of the Company is
         ----------
in default in the performance of any of its covenants and agreements contained herein or in any other Transaction Document or in any of the Bank Documents.
All representations and warranties made by the Company in any other Transaction Document or in any Bank Document are true and correct as of the date hereof. No event has occurred and is continuing which constitutes a Default.

     (b) Organization and Good Standing.  The Company and each of its
         ------------------------------
Subsidiaries is duly organized, validly existing and in good standing (if applicable) under the laws of its state of organization, having all powers required to carry on its business and enter into and carry out the transactions contemplated hereby. The Company and each of its Subsidiaries is duly qualified, in good standing, and authorized to do business in all other jurisdictions within the United States wherein Collateral is located or in which qualification is otherwise necessary to avoid a Material Adverse Effect.

     (c) Authorization.  The Company and each of its Subsidiaries has duly
         -------------
taken all action necessary to authorize the execution and delivery by it of the Transaction Documents to which it is a party and to authorize the consummation of the transactions contemplated thereby and the performance of its obligations thereunder. The Company is duly authorized to issue and sell the Notes.

     (d) No Conflicts or Consents.  The execution and delivery by the Company
         ------------------------
and each of its Subsidiaries of the Transaction Documents to which each is a party, the performance by each of its obligations under such Transaction Documents, and the consummation of the transactions contemplated by the various Transaction Documents, do not and will not (i) conflict with any provision of any domestic or foreign law, statute, rule or regulation, the articles or certificate of incorporation, articles of organization, bylaws, charter, regulations or partnership agreement or certificate of such Person, or any agreement, judgment, license, order or permit applicable to or binding upon such Person, (ii) result in the acceleration of any Debt owed by such Person, or
(iii) result in or require the creation of any Lien upon any assets or properties of the such Person except as expressly contemplated in the Transaction Documents. Except as expressly contemplated in the Transaction Documents, no consent, approval, authorization or order of, and no notice to or filing with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by the Company or any of its Subsidiaries of any Transaction Document to which it is a party or to consummate any transactions contemplated by the Transaction Documents.

     (e) Enforceable Obligations.  This Agreement is, and the other Transaction
         -----------------------
Documents when duly executed and delivered will be, legal, valid and binding obligations of the Company and each of its Subsidiaries to the extent a party thereto, enforceable in accordance with their terms except as such enforcement may be limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors' rights.

     (f) Initial Financial Statements.  The Initial Financial Statements fairly
         ----------------------------
present the Company's Consolidated financial position at the date thereof and the results of the Company's Consolidated operations and the Company's Consolidated cash flows for the period thereof. Since the date of the Initial Financial Statements, no event has occurred which could reasonably be expected to have a Material Adverse Effect except as reflected in the Disclosure Schedule. All Initial Financial Statements were prepared in accordance with GAAP.

     (g) Other Obligations and Restrictions.  Except for the Debt and
         ----------------------------------
Liabilities incurred concurrently herewith under the Closing Documents or heretofore incurred under the other Section 29 Documents, the Company and its Subsidiaries do not have any outstanding Debt or other material Liabilities of any kind (including obligations under farm-in agreements, other obligations to make capital expenditures, contingent obligations, tax assessments, and unusual forward or long-term commitments) which are, in the aggregate, material to the Company and not disclosed in the Disclosure Schedule, in the Initial Financial Statements, or in the information hereafter from time to time delivered to the Purchasers or the Collateral Agent pursuant to this Agreement. Except as disclosed in the Disclosure Schedule, the Company and its Subsidiaries are not subject to or restricted by any franchise, contract, deed, charter restriction, or other instrument or restriction which could reasonably be expected to have a Material Adverse Effect.

     (h) Full Disclosure.  The Company, through its agent, Banc of America
         ---------------
Securities LLC, has delivered to the Purchasers a copy of a Memorandum dated February 2000 (the "Memorandum"), relating to the transactions contemplated hereby. The Company's principal long-term fixed price production sales agreements and derivative contracts are described on the Disclosure Schedule. Except as disclosed in the Disclosure Schedule, this Agreement, or the

Memorandum, neither the Memorandum, nor the Disclosure Schedule, nor any Transaction Document, certificate, written statement or other information delivered herewith or heretofore by the Company or any of its Subsidiaries to any Purchaser or to Collateral Agent in connection with the negotiation of this Agreement or in connection with any transaction contemplated hereby contains any untrue statement of a material fact or omits to state any material fact known to the Company (other than industry-wide risks normally associated with the types of businesses conducted by the Company) necessary to make the statements contained herein or therein (taken as a whole) not misleading as of the date made or deemed made. There is no fact known to the Company (other than industry-wide risks normally associated with the types of businesses conducted by the Company) that has not been disclosed to each Purchaser in writing which could reasonably be expected to have a Material Adverse Effect. There are no statements or conclusions in any Engineering Report which are based upon or include misleading information or fail to take into account material information regarding the matters reported therein, it being understood that each Engineering Report is necessarily based upon professional opinions, estimates and projections and that the Company does not warrant that such opinions, estimates and projections will ultimately prove to have been accurate. The Company has heretofore delivered to the Purchasers true, correct and complete copies of the Initial Financial Statements and the Initial Engineering Report.

     (i) Environmental Laws.  The Company and its Subsidiaries have no
         ------------------
Liability under any Environmental Laws, or in connection with the release into the environment, or the storage or disposal, of any Hazardous Materials, which could reasonably by expected to have a Material Adverse Effect. Except as disclosed in the Disclosure Schedule: (i) the Company and its Subsidiaries are conducting their businesses in material compliance with all applicable federal, state or local laws, including Environmental Laws, (ii) each has complied and is in compliance with all licenses and permits required under Environmental Laws,
(iii) each has complied and is in compliance in all material respects with all licenses and permits required under any such other laws; (iv) none of the operations or properties of the Company or any of its Subsidiaries is the subject of any federal, state or local investigation evaluating whether any material remedial action is needed to respond to a release of any Hazardous Materials into the environment or to the improper storage or disposal (including storage or disposal at offsite locations) of any Hazardous Materials; (v) neither the Company nor any of its Subsidiaries has filed any notice under any federal, state or local law indicating that any of them is responsible for the improper release into the environment, or the improper storage or disposal, of any material amount of any Hazardous Materials or that any Hazardous Materials have been improperly released, or are improperly stored or disposed of, upon any property of the Company or any of its Subsidiaries; and (vi) neither the Company nor any of its Subsidiaries (to the best of the Company's knowledge after reasonable investigation) has transported or arranged for the transportation of any Hazardous Material to any location which is (1) listed on the National Priorities List under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, listed for possible inclusion on such National Priorities List by the Environmental Protection Agency in its Comprehensive Environmental Response, Compensation and Liability Information System List, or listed on any similar state list or (2) the subject of federal, state or local enforcement actions or other investigations which may lead to claims against the Company or any of its Subsidiaries for clean-up costs, remedial work, damages to natural resources or for personal injury claims (whether under Environmental Laws or otherwise).

     (j) Names and Places of Business.  Neither the Company nor any of its
         ----------------------------
Subsidiaries (nor any of their predecessor companies) has, during the preceding five years, had, been known by, or used any other corporate, trade, or fictitious name except as listed on the Disclosure Schedule. Except as otherwise disclosed in the Disclosure Schedule or in the information hereafter from time to time delivered to all Purchasers pursuant to this Agreement: (i) the chief executive office and principal place of business of the Company and each of its Subsidiaries are and heretofore have always been located in Texas or Michigan, and (ii) neither the Company nor any of its Subsidiaries has any other office or place of business.

     (k) Organization and Ownership of Shares of Subsidiaries.
         ----------------------------------------------------

         (i) The Disclosure Schedule contains a complete and correct list of the Company's Subsidiaries and Excluded Subsidiaries, showing, as to each Subsidiary or Excluded Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary of the Company.

         (ii) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary and each Excluded Subsidiary shown in the Disclosure Schedule as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary of the Company free and clear of any Lien, other than Liens described in subsection (c) of the definition of Permitted Liens.

     (l) Litigation; Observance of Statutes and Orders; Insurance.
         --------------------------------------------------------

         (i) Except as disclosed in the Disclosure Schedule, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or Excluded Subsidiary of the Company or any property of the Company or any such Subsidiary or Excluded Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         (ii) Neither the Company nor any Subsidiary or Excluded Subsidiary of the Company is in default under any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         (iii) The Company and its Subsidiaries presently maintain all insurance policies described in the Insurance Schedule.

     (m) Taxes.  The Company and its Subsidiaries have filed all tax returns
         -----
that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments payable by them, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments, the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or such Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The production from the wells subject to the Section 29 Documents is, to the extent represented by the Company in those documents, entitled to the benefits of tax credits under Section 29 of the Code.

     (n) Title to Property; Leases.  Subject only to Immaterial Title
         -------------------------
Deficiencies (as herein defined), after giving effect to the CMS Acquisition, the Company or Terra (as applicable) will have good and defensible title to all Mineral Interests (as herein defined), free and clear of all Liens except for Permitted Liens. Subject only to Permitted Liens and Immaterial Title Deficiencies, all Mineral Interests are valid, subsisting, and in full force and effect, and all rentals, royalties, and other amounts due and payable in respect thereof have been duly paid. Without regard to any consent or non-consent provisions of any joint operating agreement covering any of the Company's or Terra's (as applicable) Mineral Interests, after giving effect to the CMS Acquisition, but subject to Permitted Liens and Immaterial Title Deficiencies, the Company's or Terra's (as applicable) share of (a) the costs for each Mineral Interest described in the applicable Engineering Report is not greater than the decimal fraction set forth in such Engineering Report, before and after payout, as the case may be, and described therein by the respective designations "working interests," "WI," "gross working interest," "GWI," or similar terms, and (b) production from, allocated to, or attributed to each such Mineral Interest is not less than the decimal fraction set forth in such Engineering Report, before and after payout, as the case may be, and described therein by the designations "net revenue interest," "NRI," or similar terms. Each well drilled in respect of each Mineral Interest described in any Engineering Report
(y) is capable of, and is presently, producing Hydrocarbons in commercially profitable quantities, and after giving effect to the CMS Acquisition, the Company and/or Terra (as applicable) will receive payments on a current basis for its share of production, with no funds in respect of any thereof held in suspense, other than any such funds held in suspense pending delivery of appropriate division orders, and (z) has been drilled, bottomed, completed, and operated in compliance with all applicable laws and no such well which is currently producing Hydrocarbons is subject to any penalty in production by reason of such well having produced in excess of its allowable production. As used herein, the term "Mineral Interests" means all oil and gas properties and interests that are described in either Initial Engineering Report (or, if this representation and warranty is ever made after the date of the Closing, in the Engineering Report then most recently delivered to the Purchasers). As used herein, the term "Immaterial Title Deficiencies" means (i) minor defects or deficiencies in title which do not affect, in the aggregate, more than two percent (2%) (by value) of all Mineral Interests and (ii) prior to June 30, 2000, "Title Defects", as defined in the CMS Purchase and Sale Agreement, with respect to which the Company can obtain title adjustment payments from CMS that fairly represent the reduction in value of the Collateral due to such Title Defects.

     (o) Compliance with ERISA.
         ---------------------

         (i) Neither the Company nor any of its Subsidiaries presently maintain any Plan, or is liable with respect to any Plan, other than (1) the Quicksilver Resources Inc. 401(k) Plan, (2) the Quicksilver Resources Inc. Fortis Benefits Life Insurance Plan, (3) the Quicksilver Resources Inc. Fortis Benefits Health Insurance Plan, (4) the Quicksilver Resources Inc. Blue Cross Blue Shield of Michigan Health Insurance Plan, and (5) the Quicksilver Resources Inc. American Medical Security Dental Plan.

         (ii) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that would reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate material.

         (iii) The Company and its ERISA Affiliates do not maintain (and in the past five (5) years have not maintained) any Plan subject to Title IV of ERISA or Section 412 of the Code. The Company and its ERISA Affiliates have made all contributions to, and paid all benefits with respect to, all Plans, to the extent they are or were required to do so. To the extent that the Company and its Subsidiaries have any accrued liabilities with respect to any Plans, such liabilities are properly reported on the Company's Consolidated balance sheet.

         (iv) The Company and its ERISA Affiliates do not maintain and have never participated in or been required to make contributions to any Multiemployer Plan, and the Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are material.

         (v) The expected postretirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not material.

         (vi) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company in the first sentence of this Section 5.1(o)(vi) is made in reliance upon and subject to the accuracy of each Purchaser's representation in Section 6.2 as to the sources of the funds to be used to pay the purchase price of the Notes to be purchased by such Purchaser.

     (p) Private Offering by the Company.  Neither the Company nor anyone
         -------------------------------
acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than the Purchasers and not more than 85 other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act.

     (q) Use of Proceeds; Margin Regulations.  The Company will apply the
         -----------------------------------
proceeds of the sale of the Notes (plus funds from the Mariner Section 29 Sale and the loans under the Bank Credit Agreement) to finance the CMS Acquisition. In no event shall the proceeds of the sale of the Notes be used directly or indirectly by any of the Company or its Subsidiaries for personal, family, household or agricultural purposes or for the purpose, whether immediate, incidental or ultimate, of purchasing, acquiring or carrying any "margin stock" (as such term is defined respectively in Regulation U promulgated by the Board of Governors of the Federal Reserve System) or to extend credit to others directly or indirectly for the purpose of purchasing or carrying any such margin stock, or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company or any of its Subsidiaries in a violation of Regulation X of said Board or to involve any broker or dealer in a violation of Regulation T of said Board. Margin stock does not constitute more than 25% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 25% of the value of such assets.

     (r) Foreign Assets Control Regulations, etc.  Neither the sale of the
         ----------------------------------------
Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

     (s) Status under Certain Statutes.  Neither the Company nor any Subsidiary
         -----------------------------
of the Company is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Interstate Commerce Act, as amended, or the Federal Power Act, as amended.

     (t) Commodity Price Risk Policy.  The Company's policy with respect to
         ---------------------------
commodity price risk as presently in effect, addressing the Company's policies with respect to Hedging Contracts for Hydrocarbons, is attached hereto as
Exhibit 5. Within 90 days hereafter the Company's Board of Directors will adopt, as the stated policy of the Company, either the policy attached as
Exhibit 5 or a policy with similar terms that is acceptable to Majority Purchasers (as so adopted, the "Commodity Price Risk Policy").

     (u) Cinnabar.  The Company owns a 50% membership or other equity
         --------
interest in Cinnabar. Cinnabar's business is presently being carried out in compliance with Section 9.1(o), and Cinnabar has no Debt other than as allowed in such Section.


                                  ARTICLE VI.
                      REPRESENTATIONS OF THE PURCHASERS.

     Section VI.1. Purchase for Investment.  Each Purchaser represents that such
                   -----------------------
Purchaser is purchasing the Notes for such Purchaser's own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser's or their property shall at all
--------
times be within such Purchaser's or their control.  Each Purchaser understands
(a) that the Notes have not been registered under the Securities Act, (b) that the Notes may be resold only (i) if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and (ii) in accordance with Section 11.4, and (c) that the Company is not required to register the Notes.

     Section VI.2. Source of Funds. Each Purchaser represents that at least one
                   ---------------
of the following statements is an accurate representation as to each source of funds (a "Source") to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:

         (a) if the Purchaser is an insurance company, the Source does not include assets allocated to any separate account maintained by the Purchaser in which any employee benefit plan (or its related trust) has any interest, other than a separate account that is maintained solely in connection with the Purchaser's fixed contractual obligations under which the amounts payable, or credited, to such plan and to any participant or beneficiary of such plan (including any annuitant) are not affected in any manner by the investment performance of the separate account; or

         (b) the Source is either (i) an insurance company pooled separate account, within the meaning of Prohibited Transaction Exemption ("PTE") 90-1 (issued January 29, 1990), or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as the Purchaser has disclosed to the Company in writing pursuant to this paragraph (b), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

         (c) the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and Tamco is such QPAM; or

         (d) the Source is a governmental plan; or

         (e) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph (e); or

         (f) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA; or

         (g) the Source is an "insurance company general account" as such term is defined in PTE 95-60 (issued July 12, 1995), and there is no plan with respect to which the aggregate amount of such general account's reserves and liabilities for the contracts held by or on behalf of such plan and all other plans maintained by the same employer (and affiliates thereof as defined in section V(a)(1) of PTE 95-60) or by the same employee organization (in each case determined in accordance with PTE 95-60) exceeds or will exceed 10% of the total of all reserves and liabilities of such general account (determined in accordance with PTE 95-60, exclusive of separate account liabilities, plus any applicable surplus).

As used in this Section 6.2, the terms "employee benefit plan", "governmental plan", "party in interest" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.


                                 ARTICLE VII.
          PAYMENTS OF PRINCIPAL AND INTEREST; PREPAYMENTS; PUT OPTION

     Section VII.1. Regular Interest Payments.
                    -------------------------

     (a) On each Quarterly Payment Date, the Company shall pay to the holder of each Note all unpaid interest which has accrued on such holder's Note to but not including such Quarterly Payment Date. On each Quarterly Payment Date prior to the Initial Amortization Date, the Company may, if it so elects, pay in kind all or any part of the portion of such interest attributable to the applicable interest rate (either 14.75% or the Default Rate) being in excess of 10%, by issuing additional Notes in the face amount of such interest paid in kind to each holder entitled to receive the same. The Company shall deliver such new Notes to each holder of Notes on the applicable Quarterly Payment Date. To make such election the Company must give notice thereof to each holder of Notes at least five Business Days prior to such Quarterly Payment Date, specifying the amount of such interest to be paid in kind by the issuance of new Notes, alerting each holder that one or more new Notes will be sent to it, and specifying the address to which the

Company will send such Notes. The Company will pay all remaining interest in cash. (For example, if the total interest due on a Purchaser's Note was $147,500 and the Default Rate was not in effect, the Company could elect to pay up to $47,500 of such interest in kind but would be obligated to pay at least $100,000 in cash.)

     (b) On each Quarterly Payment Date commencing with the Initial Amortization Date, and then continuing on each Quarterly Payment Date thereafter until the Notes are paid in full, the Company shall pay to the holder of each Note in immediately available funds all unpaid interest which has accrued on such holder's Note to but not including such Quarterly Payment Date.

     Section VII.2. Regular Principal Payments. On each Quarterly Payment Date,
                    --------------------------
beginning with the Initial Amortization Date and then continuing on each Quarterly Payment Date thereafter until the Notes are paid in full, the Company will make a fixed mandatory payment of principal on the Notes (in addition to the payment of interest then due on such Quarterly Payment Date) equal to the aggregate principal balance of the Notes on the day prior to the Initial Amortization Date times the percentage set out opposite such date in the following table:

          Quarterly
         Payment Date                   Percentage
-----------------------------  ----------------------------
             1st                           7.0%
             2nd                           7.0%
             3rd                           7.0%
             4th                           7.0%
             5th                           8.0%
             6th                           8.0%
             7th                           8.5%
             8th                           8.5%
             9th                           9.0%
             10th                          9.0%
             11th                         10.5%
             12th                         10.5%

     Section VII.3. Optional Prepayments.
                    --------------------

     (a) Prepayment Premiums.  The Notes may not be redeemed or prepaid (except
         -------------------
as may be required under Section 7.4) prior to March 28, 2003. On any Quarterly Payment Date on or after March 28, 2003, the Company may prepay the Notes at its option, together with a premium equal to the amount of principal prepaid times the percentage set out in the following table opposite the year in which such Quarterly Payment Date occurs, plus accrued and unpaid interest to the date of prepayment; provided that (a) each such prepayment may be made only on a Quarterly Payment Date, and (b) each such prepayment of principal shall be in an aggregate amount at least equal to $10,000,000 or any integral multiple of $1,000,000 in excess thereof.

                    Year               Premium Percentage
                    ----               ------------------
                    2003                       6%
                    2004                       5%
                    2005                       4%
                    2006                       3%
                    2007                       3%
                    2008                       3%

All principal prepaid pursuant to this Section 7.3 shall be applied to the regular payments of principal due under Section 7.2 in the inverse order of their maturity. The Company will give each holder of Notes written notice of each optional prepayment under this Section 7.3 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of the Notes to be prepaid on such date, and the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 7.3(b)).

     (b) Allocation of Partial Prepayments.  In the case of each partial
         ---------------------------------
prepayment of the Notes, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

     (c) Maturity; Surrender, etc.  In the case of each prepayment of Notes
         ------------------------
pursuant to this Section 7.3, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable premium. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and premium as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and canceled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

     (d) Purchase of Notes.  The Company will not and will not permit any
         -----------------
Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

     Section VII.4. Change of Control. At any time after the occurrence of any
                    -----------------
Change of Control, each Purchaser will have the right from time to time to cause the Company to repurchase all of the Notes held by such Purchaser at a purchase price equal to 101% of the outstanding principal amount of the Notes to be repurchased plus accrued and unpaid interest, if any, to the date of purchase as provided herein. Notice of each exercise of such right by any Purchaser, specifying the date on which such repurchase will occur, will be given to the Company within 90 days after such Change of Control and at least 30 days but not more than 60 days before such repurchase date. In the case of each repurchase of Notes pursuant to this Section 7.4, the foregoing purchase price for the Notes to be repurchased shall be due and payable on the date fixed for such repurchase, together with all accrued and unpaid interest on such Notes. From and after such date, unless the Company shall fail to pay such repurchase price when so due and payable, together with interest as aforesaid, interest on such Notes shall cease to accrue. Any Note so repurchased shall be surrendered to the Company and canceled and shall not be reissued.

     Section VII.5. Payments. The Company will make each payment which it owes
                    --------
under the Transaction Documents to the Person to whom such payment is owed, in lawful money of the United States of America, without set-off, deduction or counterclaim, and in immediately available funds (or by issuing additional Notes to the extent permitted under Section 7.1(a)). Each such payment must be received by such Person not later than 11:00 a.m., Dallas, Texas time, on the date such payment becomes due and payable in accordance with the instructions contained on Schedule A hereto. Any payment received by such Person after such time will be deemed to have been made on the next following Business Day. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal, premium, if any, or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.


                                 ARTICLE VIII.
                        AFFIRMATIVE COVENANTS; SECURITY

     Section VIII.1. Affirmative Covenants. To confirm the Purchasers'
                     ---------------------
understanding concerning the Company, its Subsidiaries, and their respective business, properties and obligations and to induce each Purchaser to enter into this Agreement and purchase its Notes, the Company covenants and agrees with each Purchaser and with Collateral Agent that:

     (a) Payment and Performance.  The Company and each of its Subsidiaries
         -----------------------
will pay all amounts due under the Transaction Documents in accordance with the terms thereof and will observe, perform and comply with every covenant, term and condition expressed or implied in the Transaction Documents.

     (b) Books, Financial Statements and Reports.   The Company and its
         ---------------------------------------
Subsidiaries will at all times maintain full and accurate books of account and records and a standard system of accounting and will furnish the following statements and reports to each Purchaser at the Company's expense:

         (i)   Audited Financials.   As soon as available, and in any event
               ------------------
     within ninety (90) days after the end of each Fiscal Year, complete Consolidated and consolidating financial statements of the Company, together with all notes thereto and prepared in reasonable detail in accordance with GAAP, together with an opinion, based on an audit using generally accepted auditing standards, by Deloitte and Touche, LLP, or other independent certified public accountants selected by the Company and reasonably acceptable to the Majority Purchasers, stating that such Consolidated financial statements have been so prepared. These financial statements shall contain a balance sheet as of the end of such Fiscal Year and statements of earnings, of cash flows, and of changes in owners' equity for such Fiscal Year, each setting forth in comparative form the corresponding figures for the preceding Fiscal Year.

         (ii)  Quarterly Financials.  As soon as available, and in any event
               --------------------
     within forty-five (45) days after the end of each Fiscal Quarter, the Company's Consolidated and consolidating financial statements for such Fiscal Quarter, consisting of a balance sheet as of the end of such Fiscal Quarter and statements of earnings and cash flows for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, all in reasonable detail and prepared in accordance with GAAP (subject to minor changes resulting from normal year-end adjustments), plus a detailed accounts payable aging report (prepared as of the end of such Fiscal Quarter in form reasonably satisfactory to the Majority Purchasers). In addition the Company will, together with each such set of financial statements and each set of financial statements furnished under subsection
     (i) of this subsection (b), furnish a certificate in the form of Exhibit 3 signed by the chief financial officer of the Company stating that such financial statements are accurate and complete, stating that he has reviewed the Transaction Documents, containing calculations showing compliance (or non-compliance) at the end of such Fiscal Quarter with the requirements of Sections 8.1(n) and 9.1(m) and (n) stating that no Default exists at the end of such Fiscal Quarter or at the time of such certificate or specifying the nature and period of existence of any such Default.

         (iii) Shareholder and Lender Reports.  Promptly upon their becoming
               -------------------------------
     available, copies of all financial statements, reports, notices and proxy statements sent by the Company to its members, partners or stockholders or to the lenders or Agent Bank under the Bank Credit Agreement and all registration statements, periodic reports and other statements and schedules filed by the Company with any securities exchange, the Securities and Exchange Commission or any similar Governmental Authority.

         (iv)  Mandatory Engineering Reports.  By March 1 of each year
               -----------------------------
     (beginning March 1, 2001), an Engineering Report prepared as of the preceding December 31 or January 1 by Schlumberger Holditch - Reservoir Technologies Consulting Services or other independent petroleum engineers chosen by the Company and acceptable to the Majority Purchasers concerning the Properties. Each Engineering Report delivered pursuant to this section 8.1(b)(iv) or the following section 8.1(b)(v) shall distinguish (or shall be delivered together with a certificate from an appropriate officer of the Company which distinguishes) those Properties treated in such report which are Eligible Mortgaged Properties from those properties treated in such report which are not Eligible Mortgaged Properties.

         (v)   Optional Engineering Reports.  Promptly upon request therefor by
               ----------------------------
     Majority Purchasers (provided that only one such request may be made in any calendar year), or upon the Company's election (provided that the Company may make only one such election in any calendar year), or from time to time as the Company and Majority Purchasers may agree, an additional Engineering Report prepared (as of the first day of the month in which such Engineering Report is delivered) by Schlumberger Holditch -Reservoir Technologies Consulting Services or other independent petroleum engineers chosen by the Company and acceptable to the Majority Purchasers concerning the Properties.

     (c) Other Information and Inspections.  The Company will furnish to each
         ---------------------------------
Purchaser any information which such Purchaser may from time to time request concerning any covenant, provision or condition of the Transaction Documents or any matter in connection with the Company's or its Subsidiaries' businesses and operations. The Company and each Subsidiary of the Company will permit representatives appointed by each Purchaser (including independent accountants, engineers, agents, attorneys, appraisers and any other Persons) upon reasonable notice to visit and inspect any of the Company's or its Subsidiaries' property (such inspections may be made as frequently as monthly), including its books of account, other books and records, and any facilities or other business assets, and to make extra copies therefrom and photocopies and photographs thereof, and to write down and record any information such representatives obtain, and shall further permit each Purchaser or its representatives to investigate and verify the accuracy of the information furnished in connection with the Transaction Documents and to discuss all such matters with its officers, employees and representatives.

     (d) Notice of Material Events and Change of Address.  The Company will
         -----------------------------------------------
promptly notify the Purchasers:

         (i) of the occurrence of any event, or the existence of any state of affairs, which could reasonably be expected to have a Material Adverse Effect,

         (ii)  of the occurrence of any Default,

         (iii) of the acceleration of the maturity of any Debt owed by the Company or any of its Subsidiaries, of any "Default" or other breach by the Company or any of its Subsidiaries under any of the Bank Documents, or of any material default by the Company, any of its Subsidiaries, or any other party under any other indenture, mortgage, agreement, contract or other instrument to which the Company or any of its Subsidiaries is a party or by which any of them or any of their properties is bound,

         (iv)  of the occurrence of any Termination Event,

         (v) of any claim of $50,000 or more, any notice of potential liability under any Environmental Laws, or any other claim asserted against the Company or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect, or

         (vi) of the filing of any suit or proceeding against the Company or any Subsidiary of the Company in which an adverse decision could reasonably be expected to have a Material Adverse Effect.

Upon the occurrence of any of the foregoing the Company will take all necessary or appropriate steps to remedy promptly any such Material Adverse Effect, Default, acceleration, "Default," breach or Termination Event, to protect against any such adverse claim, to defend any such suit or proceeding, and to resolve all controversies on account of any of the foregoing. The Company will also notify the Purchasers and the Purchasers' counsel in writing at least twenty Business Days prior to the date that it or any of its Subsidiaries changes its name or the location of its chief executive office or principal place of business or the place where it keeps its books and records concerning the Collateral, furnishing with such notice any necessary financing statement amendments or requesting the Purchasers and their counsel to prepare the same.

     (e) Maintenance and Operation of Properties.  Each of the Company and its
         ---------------------------------------
Subsidiaries will maintain, preserve, protect, and keep all Properties, all other Collateral, and any other property used or useful in the conduct of its business in good condition (normal wear and tear excepted) and in compliance with all applicable laws, rules and regulations, and will from time to time make all repairs, renewals and replacements needed to enable the business and operations carried on in connection therewith to be conducted at all times consistent with prudent industry practices. The Company and its Subsidiaries will operate the Properties in a good and workmanlike manner in conformity with good oil field practice.

     (f) Maintenance of Existence and Qualifications.  Each of the Company and
         -------------------------------------------
its Subsidiaries will maintain and preserve its existence and its rights and franchises in full force and effect and will qualify to do business in all states or jurisdictions where required by applicable law, except that it shall not be required hereunder so to qualify in any jurisdiction where no Collateral is located if the failure so to qualify could not reasonably be expected to have any Material Adverse Effect.

     (g) Payment of Trade Liabilities, Taxes, etc.  Each of the Company and its
         ----------------------------------------
Subsidiaries will (i) timely file all required tax returns; (ii) timely pay all taxes, assessments, and other governmental charges or levies imposed upon it or upon its income, profits or property; (iii) within 90 days after the same becomes due (or, if earlier, after the applicable invoice date) pay all Liabilities owed by it on ordinary trade terms to vendors, suppliers and other Persons providing goods and services used by it in the ordinary course of its business; (iv) pay and discharge when due all other Liabilities now or hereafter owed by it; and (v) maintain appropriate accruals and reserves for all of the foregoing taxes or other Liabilities in accordance with GAAP. The Company may, however, delay paying or discharging any such taxes or other Liabilities so long as it is in good faith contesting the validity thereof by appropriate proceedings and has set aside on its books adequate reserves therefor.

     (h) Bonding and Insurance.  Each of the Company and its Subsidiaries will
         ---------------------
maintain all bonds and letters of credit in lieu of bonds which are required (by law, lease terms, or consistent with prudent industry practices) in order to carry out development and production operations on the Properties. Each of the Company and its Subsidiaries will keep or cause to be kept adequately insured by financially sound and reputable insurers its vehicles and all other property in accordance with Insurance Schedule. Any insurance policies covering Collateral shall be endorsed (i) to provide for payment of losses to the Collateral Agent (for the benefit of the Purchasers) as its interests may appear, pursuant to a mortgagee clause (without contribution) of standard form made part of the applicable policy, (ii) to provide that such policies may not be canceled, reduced or adversely affected in any manner for any reason without thirty days prior notice to Purchasers,
(iii) to provide for any other matters specified in any applicable Security Document or which the Majority Purchasers may reasonably require; and (iv) to provide for insurance against fire, casualty and any other hazards normally insured against, in the amount of the full value (less a reasonable deductible not to exceed amounts customary in the industry for similarly situated businesses and properties) of the property insured. (To the extent that any Mortgage contains other additional requirements for such endorsement, the mortgagor thereunder shall also comply with such additional requirements.) The Company shall at all times maintain adequate insurance against its and its Subsidiaries' liability for injury to persons or property, which insurance shall be by financially sound and reputable insurers and shall without limitation provide the following coverages: comprehensive general liability (including coverage for damage to underground resources and equipment, damage caused by blowouts or cratering, damage caused by explosion, damage to underground minerals or resources caused by saline substances, broad form property damage coverage, broad form coverage for contractually assumed liabilities and broad form coverage for acts of independent contractors), worker's compensation and automobile liability. The Company and its Subsidiaries shall at all times maintain cost of control of well insurance with respect to all wells being drilled or deepened, which shall insure against the following costs: cost of control of well; fires, blowouts, etc.; redrilling expense; and seepage and pollution expense.

     (i) Payment of Expenses.  Whether or not the transactions contemplated by
         -------------------
this Agreement are consummated, the Company will promptly (and in any event, within 30 days after any invoice or other statement or notice) pay: (A) all transfer, stamp, mortgage, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any of the other Transaction Documents or any other document referred to herein or therein, (B) all reasonable out-of-pocket costs and expenses incurred by or on behalf of any Purchaser or Collateral Agent (including without limitation attorneys' fees, consultants' fees and engineering fees, travel costs and miscellaneous expenses) in connection with (1) the negotiation, preparation, execution and delivery of the Transaction Documents, and any and all consents, waivers, amendments, or other documents or instruments relating thereto, (2) the filing, recording, refiling and re-recording of any Transaction Documents and any other documents or instruments or further assurances required to be filed or recorded or refiled or re-recorded by the terms of any Transaction Document, (3) the purchases hereunder of the Notes and other action reasonably required in the course of administration hereof, or (4) monitoring or confirming (or preparation or negotiation of any document related to) the Company's and it Subsidiaries' compliance with any covenants or conditions contained in this Agreement or in any other Transaction Document, and
(C) all reasonable costs and expenses incurred by or on behalf of any Purchaser or Collateral Agent (including without limitation attorneys' fees, consultants' fees and accounting fees) in connection with the defense or enforcement of any of the Transaction Documents (including this Section 8.1(i)) or the defense of any such Person's exercise of its rights thereunder.

     (j) Performance on the Company's Behalf.  If the Company or any of its
         -----------------------------------
Subsidiaries fails to pay any taxes, insurance premiums, delay rentals, lease maintenance costs, attorneys' fees, or other expenses or amounts it is required to pay under any Transaction Document, the Collateral Agent or any Purchaser may pay the same. The Company shall immediately reimburse the Collateral Agent or such Purchaser for any such payments and each amount paid by the Collateral Agent or such Purchaser shall constitute an obligation owed under this Agreement which is due and payable on the date such amount is paid by the Collateral Agent or such Purchaser.

     (k) Interest. The Company hereby promises to pay interest at the Default
         --------
Rate on all amounts which the Company has in this Agreement promised to pay (including obligations to pay fees or to make reimbursements or indemnifications) and which are not paid when due. Such interest shall accrue from the date such amounts become due until they are paid.

     (l) Compliance with Agreements and Law.  The Company and each of its
         ----------------------------------
Subsidiaries will perform all material obligations it is required to perform under the terms of the Bank Documents, and each other indenture, mortgage, deed of trust, security agreement, lease, franchise, agreement, contract or other instrument or obligation to which it is a party or by which it or any of its properties is bound. The Company and each of its Subsidiaries will conduct its business and affairs in compliance in all material respects with all laws, regulations, and orders applicable thereto, including Environmental Laws.

     (m) Evidence of Compliance.  The Company will furnish to the Purchasers at
         ----------------------
the Company's expense all evidence which any Purchaser from time to time may reasonably request as to the accuracy and validity of or compliance with all representations, warranties and covenants made by the Company or its Subsidiaries in the Transaction Documents, the satisfaction of all conditions contained therein, and all other matters pertaining thereto.

     (n) Collateral Coverage Ratio.  The Company will at all times maintain a
         -------------------------
Collateral Coverage Ratio of at least 150%.

     Section VIII.2. The Security. The Notes will be secured by the Security
                     ------------
Documents listed in the Security Schedule and by any additional Security Documents hereafter delivered by the Company or any Subsidiary of the Company and accepted by the Purchasers.

     Section VIII.3. Agreement to Deliver Security Documents. The Company agrees
                     ---------------------------------------
to deliver, or to cause its Subsidiaries to deliver, to further secure the Notes whenever requested by the Collateral Agent or any Purchaser in its sole and absolute discretion, deeds of trust, mortgages, chattel mortgages, security agreements, financing statements and other Security Documents in form and substance satisfactory to the Collateral Agent and such Purchaser for the purpose of granting, confirming, and perfecting first and prior liens or security interests in any real or personal property of the Company or any wholly-owned Subsidiary of the Company, subject only to Permitted Liens. The Company also agrees to deliver, whenever requested by the Collateral Agent or any Purchaser in its sole and absolute discretion, favorable title opinions from legal counsel acceptable to the Collateral Agent and such Purchaser with respect to Properties designated by the Collateral Agent or such Purchaser, based upon abstract or record examinations to dates acceptable to the Collateral Agent and such Purchaser and (a) stating that the Company or its Subsidiaries, as applicable, has good and defensible title thereto, subject only to Permitted Liens, (b) confirming that such properties and interests are subject to Security Documents securing the Notes that constitute and create legal, valid and duly perfected deed of trust or mortgage Liens in such properties and interests and assignments of and security interests in the oil and gas attributable thereto and in the proceeds thereof, subject, in each case, to no prior Liens other than Permitted Liens, and (c) covering such other matters as the Collateral Agent or such Purchaser may request. As used in this
Section 8.3 and the following Sections 8.4, 8.5, and 8.6, from and after January 1, 2001, the term "Subsidiary" and "Subsidiaries" shall include each Excluded Subsidiary other than MGV Energy Inc.

     Section VIII.4. Perfection and Protection of Security Interests and Liens.
                     ---------------------------------------------------------
The Company will, and will cause each of its Subsidiaries, from time to time deliver to the Collateral Agent any financing statements, continuation statements, extension agreements and other documents, properly completed and executed (and acknowledged when required) in form and substance satisfactory to the Collateral Agent, which the Collateral Agent or any Purchaser requests for the purpose of perfecting, confirming, or protecting any Liens or other rights in Collateral securing the Notes.

         Section VIII.5. Production Proceeds. Notwithstanding that, by the terms
                         -------------------
of the Mortgages, the Company and its Subsidiaries are or will be assigning to the Collateral Agent all of the "Production Proceeds" (as defined therein) accruing to the property covered thereby, so long as no Default has occurred each such assignor may continue to receive from the purchasers of production all such Production Proceeds, subject, however, to the Liens created under the Security Documents, which Liens are hereby affirmed and ratified. Upon the occurrence of a Default, the Collateral Agent may (unless otherwise restricted by the Bank Subordination Agreement) exercise all rights and remedies granted under the Security Documents, including the right to obtain possession of all Production Proceeds then held by the Company or any of its Subsidiaries and to receive directly from the purchasers of production all other Production Proceeds. In no case shall any failure, whether purposed or inadvertent, by the Collateral Agent to collect directly any such Production Proceeds constitute in any way a waiver, remission or release of any of its rights under the Security Documents, nor shall any release of any Production Proceeds by the Collateral Agent to the Company or any of its Subsidiaries constitute a waiver, remission, or release of any other Production Proceeds or of any rights of the Collateral Agent to collect other Production Proceeds thereafter.

     Section VIII.6. Guaranties of the Company's Subsidiaries. Each Subsidiary
                     ----------------------------------------
of the Company created, acquired or coming into existence after the date hereof shall, promptly thereafter, execute and deliver to the Collateral Agent an absolute and unconditional guaranty of the timely repayment of the Notes and the due and punctual performance of the obligations of the Company hereunder, which guaranty shall be substantially in the form executed by Terra on the date of this Agreement. Each Subsidiary of the Company existing on the date hereof shall duly execute and deliver such a guaranty prior to the sale and purchase of the Notes hereunder. The Company will cause each of its Subsidiaries to deliver to the Purchasers, simultaneously with its delivery of such a guaranty (a) written evidence satisfactory to the Purchasers and their counsel that such Subsidiary has taken all corporate or partnership action necessary to duly approve and authorize its execution, delivery and performance of such guaranty and any other documents which it is required to execute and (b) a favorable opinion from legal counsel acceptable to the

Purchasers with respect to each such guaranty covering such matters as the Purchasers may request.

     Section 8.7. Post-Closing Title Opinions.  As soon as available, and in
                  ---------------------------
any event on or prior to June 30, 2000, the Company shall deliver opinions of title and other evidence of title in form and substance acceptable to Purchasers and their counsel regarding that portion of the CMS Properties which is necessary to satisfy the Post-Closing Title Review Requirement.


                                  ARTICLE IX.
                              NEGATIVE COVENANTS.

     Section IX.1. Negative Covenants.  To confirm the Purchasers' understanding
                   ------------------
concerning the Company, its Subsidiaries, and their respective business, properties and obligations and to induce each Purchaser to enter into this Agreement and purchase its Notes, the Company covenants and agrees with each Purchaser and with Collateral Agent that:

     (a) Debt. The Company and its Subsidiaries will not in any manner owe or
         ----
be liable for any Debt except:

         (i)   Debt evidenced by the Notes;

         (ii) Debt now or hereafter outstanding under the Bank Credit Agreement (the "Bank Debt"), provided that (1) no part of the Debt for principal owing under the Bank Credit Agreement is subordinated in right or payment to any other Debt for principal owing under the Bank Credit Agreement, and
     (2) at the time each such item of Debt is incurred (A) the aggregate amount thereof does not exceed the "Borrowing Base" then in effect under the Bank Credit Agreement (or, if such "Borrowing Base" ever ceases to exist or diverges materially from a conventional commercial bank borrowing base, does not exceed a conventional commercial bank borrowing base), and (B) after giving effect to the incurrence of such Debt, no Default then exists under Section 8.1(n);

         (iii) [intentionally omitted];

         (iv) unsecured Debt of the Company with no principal payments scheduled before March 31, 2010, that is subordinated to the Debt evidenced by the Notes on terms satisfactory to the Majority Purchasers in their sole and absolute discretion;

         (v) Debt of Terra (but not guaranties thereof by the Company) that exists on the Closing Date and is described in the Disclosure Schedule; and

         (vi) miscellaneous items of Debt (other than for borrowed money) not described in the foregoing subsections (i) through (v) which do not in the aggregate (taking into account all such Debt of the Company and its Subsidiaries) exceed $2,000,000.

The Company will not enter into any "take-or-pay" contract or other contract or arrangement for the purchase of goods or services which obligates it to pay for such goods or service regardless of whether they are delivered or furnished to it.

     (b) Limitation on Liens.  Except for Permitted Liens, neither the Company
         -------------------
nor any of its Subsidiaries will create, assume or permit to exist any Lien upon any of the properties or assets which it now owns or hereafter acquires.

     (c) Limits on Hedging Contracts.  The Company will not be a party to or in
         ---------------------------
any manner be liable on any Hedging Contract other than: (i) interest rate Hedging Contracts with investment grade counterparties entered into for the purpose of protecting the Company against increases in the rate of interest payable on its actual and reasonably anticipated Bank Debt; and (ii) Hedging Contracts with investment grade counterparties entered into in compliance with the Commodity Price Risk Policy for the purpose of protecting the Company against decreases in the prices obtainable for its actual and reasonably anticipated production of oil, gas and natural gas liquids. The Company will not materially amend the Commodity Price Risk Policy after the same is adopted as contemplated in Section 5.1(t).

     (d) Limits on Amendments.  The Company will not amend, waive or release
         --------------------
any Mariner Section 29 Sale Document. The Company will not amend, waive or release any contract or lease if the effect thereof is to release, qualify, limit, make contingent or otherwise detrimentally affect the rights and benefits of Collateral Agent or the Purchasers under or acquired pursuant to any Security Documents. The Company will not amend, waive, unwind, reverse, or release any long-term fixed price production sales agreements or derivative contracts described on the Disclosure Schedule if the effect thereof is to materially decrease the sales revenues or other payments receivable thereunder.

     (e) Limits on Mergers and Subsidiary Equity Issuances. Neither the Company
         -------------------------------------------------
nor any Subsidiary of the Company will merge or consolidate with or into any other Person except that any Subsidiary of the Company may be merged into or consolidated with (i) another Subsidiary of the Company, so long as a Guarantor is the surviving business entity, or (ii) the Company, so long as the Company is the surviving business entity, and, in either case, provided that the Company has given the Purchasers at least thirty (30) days prior written notice of such merger or consolidation, and such surviving entity executes and delivers to the Collateral Agent all documents and instruments as may be requested by any Purchaser to protect the Purchasers' and the Collateral Agent's rights under the Transaction Documents. Notwithstanding the foregoing sentence, the Company may merge or consolidate with or into another Person so long as

         (1) such merger or consolidation does not result in a Change of Control or a reduction of $5,000,000 or more in the Company's "Borrowing Base" or other available credit under the Bank Credit Agreement;

         (2) the successor formed by such consolidation or the survivor of such merger shall be a solvent corporation organized and existing under the laws of the United States or any State thereof (including the District of Columbia), and, if the Company is not such corporation, (A) such corporation shall have executed and delivered to each holder of any Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement, the Notes and the Transaction Documents and such other documents and instruments as may be requested by the Majority Purchasers to protect the Purchasers' and the Collateral Agent's rights under the Transaction Documents, and (B) such corporation shall have caused to be delivered to each holder of any Notes an opinion of independent counsel (with both the form of such opinion and such counsel being satisfactory to Majority Purchasers) to the effect that the Transaction Documents are the binding instruments and agreements of such corporation, enforceable in accordance with their terms and without conflict with any law, agreement or other legal obligation of such corporation and that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof; and
                       ---

         (3) immediately after giving effect to such consolidation or merger, no Default shall have occurred and be continuing.

No Subsidiary of the Company will issue any additional shares of its capital stock or other securities or any options, warrants or other rights to acquire such additional shares or other securities except to the Company and only to the extent not otherwise forbidden under the terms hereof. No Subsidiary of the Company which is a partnership will allow any diminution of the Company's interest (direct or indirect) therein.

     (f) Limitation on Distributions and Redemptions.  Neither the Company nor
         -------------------------------------------
any Subsidiary of the Company will declare or make any distribution in respect of any equity interest in such Person, nor will the Company nor any Subsidiary of the Company directly or indirectly purchase, redeem, acquire or retire any equity interest in it (whether such interests are now or hereafter issued, outstanding or credited) or cause or permit any reduction or retirement of such equity interests; provided, however, that no Subsidiary of the Company shall be prohibited from declaring or making any distribution in respect of any equity interest in it to the Company; and further provided, however, that the Company shall be permitted to declare and pay dividends (but not redemptions, acquisitions, or retirements) in respect of any preferred stock issued by the Company so long as after the paying of such dividends no Default exists. Except as expressly provided in the Transaction Documents, no Subsidiary of the Company will, directly or indirectly, enter into, create, or otherwise allow to exist any contract or other consensual restriction on the ability of any such Person to (i) pay dividends or make other distributions to the Company, (ii) to redeem equity interests held in it by the Company, (iii) to repay Liabilities owing by it to the Company, or (iv) to transfer any of its assets to the Company.

     (g) Limitation on Sales or Abandonments.  Neither the Company nor any of
         -----------------------------------
its Subsidiaries will sell, transfer, lease, exchange, discount, assign, abandon, alienate or dispose of (collectively in this section "sell") any of its assets or properties or any interest therein except for sales or abandonments of property or assets in the ordinary course of business to which no Proved Reserves are attributed; provided, however, that the Company may, in good faith arms' length transactions with non-Affiliated third party buyers, sell Properties to which Proved Reserves are attributed if: (i) such sale is made during the existence of any "Event of Default" or

"Borrowing Base Deficiency" (as such terms are defined in the Bank Credit Agreement) and all proceeds of such sale (net only of costs of sale and taxes on such sale) are applied to the payment of the Bank Debt or (ii) after giving effect to such sale and to the application of any proceeds thereof, no Default or Event of Default and no such Borrowing Base Deficiency exists. In no event, however, shall the Company or any of its Subsidiaries (i) sell any Hydrocarbons under Advance Payment Contracts (as defined below), (ii) sell or securitize any of their accounts receivable (other than those deemed doubtful or uncollectible), (iii) sell any production payment or other term royalty, (iv) purchase property subject to any production payment or term royalty created within 180 days prior to such purchase, or (v) sell assets and then lease them back (or commit to lease them back) within 180 days after such sale. As used herein, "Advance Payment Contracts" means any contract whereby any of the Company or any of its Subsidiaries either (a) receives or becomes entitled to receive (either directly or indirectly) any payment (an "Advance Payment") to be applied toward payment of the purchase price of Hydrocarbons produced or to be produced from Mineral Interests owned by any such Person and which Advance Payment is, or is to be, paid in advance of actual delivery of such production to or for the account of the purchaser regardless of such production, or (b) grants an option or right of refusal to the purchaser to take delivery of such production in lieu of payment, and, in either of the foregoing instances, the Advance Payment is, or is to be, applied as payment in full for such production when sold and delivered or is, or is to be, applied as payment for a portion only of the purchase price thereof or of a percentage or share of such production; provided that inclusion of the standard "take or pay" provision in
            -------- ----
any gas sales or purchase contract or any other similar contract shall not, in and of itself, constitute such contract as an Advance Payment Contract for the purposes hereof.

     (h) Limitation on Investments and New Businesses.  Neither the Company nor
         --------------------------------------------
any of its Subsidiaries will (i) make any expenditure or commitment or incur any obligation or enter into or engage in any transaction except in the ordinary course of the businesses of acquiring and developing oil and gas properties, exploring for and producing oil and gas, and gathering, processing, transporting and selling the crude oil, condensate and natural gas so produced, (ii) purchase any material capital assets other than oil and gas properties and equipment associated therewith, or (iii) form or acquire any Subsidiary or make any other acquisitions of or capital contributions to or Investments in any Person, other than Permitted Investments.

     (i) Limitation on Credit Extensions.  Except for Permitted Investments,
         -------------------------------
neither the Company nor any of its Subsidiaries will extend credit, make advances or make loans, other than normal and prudent extensions of credit to customers buying goods and services in the ordinary course of business, which extensions shall not be for longer periods than those extended by similar businesses operated in a normal and prudent manner.

     (j) Transactions with Affiliates.  The Company will not and will not
         ----------------------------
permit any Subsidiary to engage in any transaction with any of its Affiliates except pursuant to the reasonable requirements of the Company's or such Subsidiary's business and then only on terms which are not less favorable to it than those which would have been obtainable at the time in arm's-length dealing with Persons other than Affiliates.

     (k) ERISA Plans.  Neither the Company nor any of its Subsidiaries will
         -----------
incur any obligation to contribute to any "multiemployer plan" as defined in
Section 4001 of ERISA.

     (l) No Public Announcements.  The Company may not make any public
         -----------------------
announcement or disclosure of the transactions contemplated by this Agreement or any other Transaction Document, except as required by law or approved by the Purchasers prior to the making of any such public announcement or disclosure.

     (m) EBITDAX.  On March 31, 2000, and on the last day of each Fiscal
         -------
Quarter thereafter, the ratio of (i) the Company's EBITDAX for the four Fiscal Quarter period ending on such day to (ii) the Company's Consolidated Fixed Charges for the same four Fiscal Quarter Period, shall not be less than 1.25 to
1.0. (If the Company or any of its Subsidiaries has merged with or acquired any Person during such four Fiscal Quarter Period, the Company's EBITDAX and Consolidated Fixed Charges for such period shall be calculated as if such merger or acquisition had occurred on the first day of the Fiscal Quarter in which it actually occurred.)

     (n) Working Capital. Working Capital will never be less than $3,000,000 at
         ---------------
any time. As used herein, "Working Capital" means the Company's Consolidated current assets minus the Company's Consolidated current liabilities, provided that for the purposes of determining Working Capital, (i) current assets will be calculated by including amounts then available for borrowing under the Bank Credit Agreement, and (ii) current assets will be calculated without including any accounts receivable or other rights to payment arising from:

         (A) the sale of gas production, unless the same are due and payable (and reasonably expected by the Company to be paid) within sixty (60) days after the month in which gas is produced;

         (B) the sale of oil production, unless the same are due and payable (and reasonably expected by the Company to be paid) within thirty (30) days after the month in which gas is produced; or

         (C)  Excluded Accounts.

     (o) Cinnabar. In marketing the Hydrocarbons of the Company and its
         --------
Subsidiaries, Cinnabar shall act as their marketing agent, and the Company and its Subsidiaries shall not permit Cinnabar to claim or take title to any Hydrocarbons which Cinnabar markets on their behalf or to claim or take title to any accounts receivable resulting from the sale of such Hydrocarbons, and all payments for the sale of such Hydrocarbons by the purchasers obtained by Cinnabar shall be made directly to the Company or to the Subsidiary of the Company selling such Hydrocarbons. For so long as any guaranty by the Company of any Cinnabar Marketing Obligations is in effect, the Company will not permit Cinnabar to: (i) incur Debt, or (ii) grant a Lien on its accounts receivable or other assets to anyone other than the Company (provided that Cinnabar may grant such a Lien to any other guarantor of Cinnabar Marketing Obligations in proportion to the amount guarantied by such other guarantor). The Company may guaranty a percentage of the Cinnabar Marketing Obligations (provided, however, that the percentage referred to in any such Guarantee shall not exceed the percentage of Cinnabar's common equity owned by the Company at the time such Guarantee is executed).

                                  ARTICLE X.
                              EVENTS OF DEFAULT.

     Section X.1. Events of Default. An "Event of Default" shall exist if any of
                  -----------------
the following conditions or events shall occur and be continuing:

         (a) the Company defaults in the payment or prepayment of any principal or premium, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, or fails to pay any purchase price required to be paid under
     Section 7.4 when the same becomes due and payable; or

         (b) the Company defaults in the payment of any interest on any Note, or any other amounts due and payable under the Transaction Documents to any Purchaser or to Collateral Agent, for more than five Business Days after the same becomes due and payable; or

         (c) any "default" or "event of default" occurs under any Transaction Document which defines either such term, and the same is not remedied within the applicable period of grace (if any) provided therein; or

         (d) the Company or any of its Subsidiaries fails to duly observe, perform or comply with any covenant, agreement or provision of Section 8.1(d) or Section 9.1; or

         (e) the Company or any of its Subsidiaries fails to duly comply with its covenant in Section 8.1(n) and such failure is not remedied within 30 days after the first occurrence thereof; or

         (f) the Company or any of its Subsidiaries defaults in the performance of or compliance with any term contained herein or in the other Transaction Documents (other than those referred to in paragraphs (a), (b), (c), (d), and (e) of this Section 10.1) and such default is not remedied within 30 days after the Company receives written notice of such default from any Purchaser (any such written notice to be identified as a "notice of default" and to refer specifically to this paragraph (f) of Section 10.1); or

         (g) any representation or warranty previously, presently or hereafter made in writing by or on behalf of the Company or any of its Subsidiaries in connection with any Transaction Document shall prove to have been false or incorrect in any material respect on any date on or as of which made, or any Transaction Document at any time ceases to be valid, binding and enforceable as warranted herein for any reason other than its release or subordination by the Collateral Agent with the consent of Majority Purchasers; or

         (h) the Company or any of its Subsidiaries (i) fails to pay any portion, when such portion is due, of any of its Debt under the Bank Credit Agreement or of any other

     Debt in excess of $250,000 or (ii) breaches or defaults in the performance of any term or condition of any Bank Document or any other instrument or agreement with any Person by which any such Debt is issued, evidenced, governed or secured, and any such failure, breach or default continues beyond any applicable period of grace therefor; or

         (i) the Company or any of its Subsidiaries fails to duly observe, perform, or comply in any material respect with any other agreement with any Person or any term or condition of any instrument, if such agreement or instrument is materially significant to the Company or to the Company and its Subsidiaries on a Consolidated basis, and such failure is not remedied within the applicable period of grace (if any) provided in such other agreement or instrument; or

         (j) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $250,000, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect (as used in this subsection (h), the terms "employee benefit plan" and "employee welfare benefit plan" shall have the respective meanings assigned to such terms in
     Section 3 of ERISA); or

         (k) the Company or any Subsidiary of the Company:

             (i) suffers the entry against it of a judgment, decree or order for relief by a court of competent jurisdiction in an involuntary proceeding commenced under any applicable bankruptcy, insolvency or other similar law of any jurisdiction now or hereafter in effect, including the federal Bankruptcy Code, as from time to time amended, or has any such proceeding commenced against it which remains undismissed for a period of sixty days; or

             (ii) commences a voluntary case under any applicable bankruptcy, insolvency or similar law now or hereafter in effect, including the federal Bankruptcy Code, as from time to time amended; or applies for or consents to the entry of an order for relief in an involuntary case under any such law; or makes a general assignment for the benefit of creditors; or fails generally to pay (or admits in writing its inability to pay) its indebtedness as such indebtedness becomes due; or takes corporate or other action to authorize any of the foregoing; or

             (iii) suffers the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestration or similar official of all or a substantial part of its assets or of any part of the Collateral in a proceeding brought against or initiated by it, and such appointment or taking possession is neither made ineffective nor discharged within thirty days after the making thereof, or such appointment or taking possession is at any time consented to, requested by, or acquiesced to by it;

             (iv) suffers the entry against it of a final judgment for the payment of money in excess of $250,000, unless the same is discharged within thirty days after the date of entry thereof or an appeal or appropriate proceeding for review thereof is taken within such period and a stay of execution pending such appeal is obtained prior to the first date on which such execution is allowed; or

             (v) suffers a writ or warrant of attachment or any similar process to be issued by any court against all or any substantial part of its assets or any part of the Collateral, and such writ or warrant of attachment or any similar process is not stayed or released within thirty days after the entry or levy thereof or after any stay is vacated or set aside.

Upon the occurrence of an Event of Default described in subsection (k)(i),
(k)(ii) or (k)(iii) of this Section with respect to the Company, the entire unpaid principal amount of the Notes, plus all accrued and unpaid interest thereon, shall all be immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by the Company. During the continuance of any other Event of Default, Majority Purchasers at any time and from time to time may without notice to the Company declare the entire unpaid principal amount of the Notes, plus all accrued and unpaid interest thereon, to be immediately due and payable without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by the Company.

     Section X.2. Remedies. If any Default or Event of Default has occurred and
                  --------
is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 10.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any of the Notes, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise. All rights, remedies and powers conferred upon the Purchasers and Collateral Agent under the

Transaction Documents shall be deemed cumulative and not exclusive of any other rights, remedies or powers available under the Transaction Documents or at law or in equity.

     Section X.3. Rescission. At any time after any of the Notes have been
                  ----------
declared due and payable pursuant to Section 10.1, Majority Purchasers may, by written notice to the Company, rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal and premium, if any, on any Notes that is then due and payable and is unpaid other than by reason of such declaration, and all interest on such overdue principal and premium and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 10.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.


                                  ARTICLE XI.
                REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES;
                       RESTRICTIONS ON TRANSFER OF NOTES

     Section XI.1. Registration of Notes. The Company shall keep at its
                   ---------------------
principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Notes shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

     Section XI.2. Transfer and Exchange of Notes. Upon surrender of any Notes
                   ------------------------------
at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Notes or its attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Notes or part thereof), the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Notes. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Notes or dated the date of the surrendered Notes if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in amounts of less than

$100,000, provided that (a) if necessary to enable the registration of transfer
          --------
by a holder of its entire holding of Notes, one Note may be in a denomination of less than $100,000, and (b) TCW may transfer Notes in any amount to its investors as required by the terms of its agreements with and obligations to its investors in the event of any distribution of its assets to investors that are withdrawing from their investment relationships with TCW. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.1.

     Section XI.3. Replacement of Notes. Upon receipt by the Company of evidence
                   --------------------
reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any of the Notes (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

     (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Notes is, or is a
                    --------
nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $25,000,000, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

     (b) in the case of mutilation, upon surrender and cancellation thereof,

the Company at its own expense shall execute and deliver, in lieu thereof, one or more new Notes, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Notes or dated the date of such lost, stolen, destroyed or mutilated Notes if no interest shall have been paid thereon.

     Section XI.4. Restriction on Transfer.
                   -----------------------

     (a) Each Purchaser agrees that it will not solicit offers for, offer, or sell the Notes to any Person other than (i) in the case of offers inside the United States (A) to Persons whom such Purchaser reasonably believes to be a QIB or, if such Person is buying for one or more institutional accounts for which such Person is acting as fiduciary or agent, only when such Person has represented to such Purchaser that each such account is a QIB, to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A under the Securities Act or (B) to a limited number of other institutional accredited investors (as defined in Rule 501(a)(1), (2), (3), or (7) under the Securities Act; such accredited investors are each herein referred to as an "Accredited Investor") reasonably believed by such Purchaser to be Accredited Investors that, prior to such transfer or sale of the Notes, deliver to such Purchaser a letter in the form of Exhibit 4 hereto and (ii) in the case of offers outside the United States, to Persons other than United States Persons (including dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)). As used herein, "QIB" means a "qualified institutional buyer" as defined in Rule 144A under the Securities Act.

     (b) Each Purchaser agrees that it will not solicit offers for, offer, or sell the Notes by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

     (c) Notwithstanding the foregoing provisions of this Article XI, TCW may transfer Notes to its investors as required by the terms of its agreements with and obligations to its investors in the event of any distribution of its assets to investors that are withdrawing from their investment relationships with TCW.


                                 ARTICLE XII.
                               COLLATERAL AGENT.

     Section XII.1. Appointment and Authority. Each Purchaser hereby appoints
                    -------------------------
Tamco as collateral agent (herein, together with its successors and assigns in such capacity, "Collateral Agent") under the Transaction Documents, to exercise such powers under the Transaction Documents as are delegated to Collateral Agent by the terms thereof, together with all such powers as are reasonably incidental thereto, including taking, holding and disposing of the Collateral. Tamco hereby accepts such appointment. Collateral Agent shall act for and on behalf of the Purchasers in connection with all Collateral and all Security Documents, including serving as mortgagee under each Mortgage and exercising rights and remedies provided thereunder. Each Mortgage, as well as the Bank Subordination Agreement, contemplates that Collateral Agent may release Collateral in accordance with the terms thereof and Collateral Agent is hereby authorized to do so as required thereunder or hereunder or if Collateral Agent has otherwise received the prior consent of Majority Purchasers, it being understood that no Purchaser itself need be a party to any such release. In its administration of this Agreement and the other Transaction Documents, Collateral Agent will exercise the same care that a commercial bank would exercise in the administration or handling of transactions for its own account. The relationship of Collateral Agent to the Purchasers is only that of one investor acting to hold collateral on behalf of itself and others as a convenience to all, and nothing in the Transaction Documents shall be construed to constitute Collateral Agent a trustee or other fiduciary for any holder of any of the Notes or of any participation therein nor to impose on Collateral Agent any duties and obligations other than those expressly provided for in the Transaction Documents. With respect to any matters not expressly provided for in the Transaction Documents and any matters which the Transaction Documents place within the discretion of Collateral Agent, Collateral Agent shall not be required to exercise any discretion or take any action, and it may request instructions from the Purchasers with respect to any such matter, in which case it shall be required to act or to refrain from acting (and shall be fully protected and free from liability to all Purchasers in so acting or refraining from acting) upon the instructions of Majority Purchasers, provided, however, that Collateral Agent shall not be required to take any action which exposes it to a risk of personal liability that it considers unreasonable or which is contrary to the Transaction Documents or to applicable law. Each Purchaser hereby authorizes Collateral Agent to execute an Intercreditor Agreement with the Agent Bank and Mariner and First Amendment to Intercreditor Agreement with the Agent Bank and MAG.

     Section XII.2. Exculpation, Collateral Agent's Reliance, Etc. Neither
                    ---------------------------------------------
Collateral Agent nor any of its directors, officers, agents, attorneys, or employees shall be liable for any action taken or omitted to be taken by any of them under or in connection with the Transaction Documents, INCLUDING THEIR NEGLIGENCE OF ANY KIND, except that each shall be liable for its own gross negligence or willful misconduct. Without limiting the generality of the foregoing, Collateral Agent (a) may treat the registered holder of any Note as the holder thereof until Collateral Agent receives written notice of the assignment or transfer thereof in accordance with this Agreement; (b) may consult with legal counsel (including counsel for the Company), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Purchaser and shall not be responsible to any Purchaser for any statements, warranties or representations made in or in connection with the Transaction Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of the Transaction Documents on the part of the Company or any Subsidiary of the Company or to inspect the property (including the books and records) of the Company or any Subsidiary of the Company or to forward notices to the Purchasers on behalf of the Company or any of its Subsidiaries; (e) shall not be responsible to any Purchaser for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Transaction Document or any instrument or document furnished in connection therewith; (f) may rely upon the representations and warranties of each of the Company and each Subsidiary of the Company and the Purchasers in exercising its powers hereunder; and (g) shall incur no liability under or in respect of the Transaction Documents by acting upon any notice, consent, certificate or other instrument or writing (including any telecopy, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper Person or Persons.

     Section XII.3. Credit Decisions. Each Purchaser acknowledges that it has,
                    ----------------
independently and without reliance upon any other Purchaser or Collateral Agent, made its own analysis of the Company and the transactions contemplated hereby and its own independent decision to enter into this Agreement and the other Transaction Documents. Each Purchaser also acknowledges that it will, independently and without reliance upon any other Purchaser or Collateral Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Transaction Documents.

     Section XII.4. Indemnification. Each Purchaser agrees to indemnify
                    ---------------
Collateral Agent (to the extent not reimbursed by the Company within ten (10) days after demand) from and against such Purchaser's Percentage Share of any and all liabilities, obligations, claims, losses, damages, penalties, fines, actions, judgments, suits, settlements, costs, expenses or disbursements (including reasonable fees of attorneys, accountants, experts and advisors) of any kind or nature whatsoever (in this Section collectively called "liabilities and costs") which to any extent (in whole or in part) may be imposed on, incurred by, or asserted against Collateral Agent growing out of, resulting from or in any other way associated with any of the Collateral, the Transaction Documents and the transactions and events (including the enforcement thereof) at any time associated therewith or contemplated therein (including any violation or noncompliance with any Environmental laws by any Person or any liabilities or duties of any Person with respect to Hazardous Materials found in or released into the environment).

The foregoing indemnification shall apply whether or not such liabilities and costs are in any way or to any extent owed, in whole or in part, under any claim or theory of strict liability, or are caused, in whole or in part, by any negligent act or omission of any kind by Collateral Agent, provided only that no Purchaser shall be obligated under this Section to indemnify Collateral Agent for that portion, if any, of any liabilities and costs which is proximately caused by Collateral Agent's own individual gross negligence or willful misconduct, as determined in a final judgment. Cumulative of the foregoing, each Purchaser agrees to reimburse Collateral Agent promptly upon demand for such Purchaser's Percentage Share of any costs and expenses to be paid to Collateral Agent by the Company under Section 8.1(i) to the extent that Collateral Agent is not timely reimbursed for such expenses by the Company as provided in such section. As used in this Section the term "Collateral Agent" shall refer not only to the Person designated as such in Section 12.1 but also to each director, officer, agent, attorney, employee, representative and Affiliate of such Person.

     Section XII.5. Rights as Purchaser. In its capacity as a Purchaser,
                    -------------------
Collateral Agent and each Affiliate of Collateral Agent shall have the same rights and obligations as any Purchaser and may exercise such rights as though it were not Collateral Agent or an Affiliate of Collateral Agent. Collateral Agent and its Affiliates may generally engage in any kind of business with the Company or any Subsidiary or Affiliate of the Company, all as if it were not Collateral Agent hereunder and without any duty to account therefor to any Purchaser.

     Section XII.6. Sharing of Set-Offs, Collections, and Payments.
                    ----------------------------------------------

     (a) Each Purchaser agrees that if it shall, whether through the exercise of rights under Security Documents or rights of banker's lien, set off, or counterclaim against the Company or otherwise, obtain payment of a portion of the aggregate Obligations owed to it which, taking into account all distributions made by Collateral Agent under this Agreement, causes such Purchaser to have received more than it would have received had such payment been made pro rata to each Purchaser in accordance with the following subsection
(b), then (i) it shall be deemed to have simultaneously purchased and shall be obligated to purchase interests in the Obligations as necessary to cause all Purchasers to share all payments as if such payments had been made pro rata to each Purchaser in accordance with the following subsection (b), and (ii) such other adjustments shall be made from time to time as shall be equitable to ensure that Collateral Agent and all Purchasers share all payments of Obligations as if such payments had been made pro rata to each Purchaser in accordance with the following subsection (b); provided, however, that nothing herein contained shall in any way affect the right of any Purchaser to obtain payment (whether by exercise of rights of banker's lien, set-off or counterclaim or otherwise) of Liabilities other than the Obligations. The Company expressly consents to the foregoing arrangements and agrees that any holder of any such interest or other participation in the Obligations, whether or not acquired pursuant to the foregoing arrangements, may to the fullest extent permitted by law exercise any and all rights of banker's lien, set-off, or counterclaim as fully as if such holder were a holder of the Obligations in the amount of such interest or other participation. If all or any part of any funds transferred pursuant to this Section is thereafter recovered from the seller under this Section which received the same, the purchase provided for in this Section shall be deemed to have been rescinded to the extent of such recovery, together with interest, if any, if interest is required pursuant to an order of a Governmental Authority to be paid on account of the possession of such funds prior to such recovery.

     (b) If Collateral Agent collects or receives money on account of the Collateral, Collateral Agent shall distribute all money so collected or received as follows:

         (i) first, for the payment of all amounts owing to Collateral Agent under Section 8.1(i) or Section 13.5 of this Agreement or any similar provisions of other Transaction Documents; and

         (ii) then to each Purchaser in accordance with such Purchaser's Percentage Share.

     Section XII.7. Investments. Whenever Collateral Agent in good faith
                    -----------
determines that it is uncertain about how to distribute to Purchasers any funds which it has received, or whenever Collateral Agent in good faith determines that there is any dispute among Purchasers about how such funds should be distributed, Collateral Agent may choose to defer distribution of the funds which are the subject of such uncertainty or dispute. If Collateral Agent in good faith believes that the uncertainty or dispute will not be promptly resolved, or if Collateral Agent is otherwise required to invest funds pending distribution to Purchasers, Collateral Agent shall invest such funds pending distribution in one or more separate accounts not commingled with other assets of the Collateral Agent; all interest on any such investment shall be distributed upon the distribution of such investment and in the same proportion and to the same Persons as such investment. All moneys received by Collateral Agent for distribution to Purchasers (other than to a Person who is Collateral Agent in its separate capacity as a Purchaser) shall be held by Collateral Agent pending such distribution solely as Collateral Agent for such Purchasers, and Collateral Agent shall have no equitable title to any portion thereof.

     Section XII.8. Benefit of Article XII. The provisions of this Article are
                    ----------------------
intended solely for the benefit of Purchasers and Collateral Agent, and neither the Company nor any Subsidiary of the Company shall be entitled to rely on any such provision or assert any such provision in a claim or defense against any Purchaser or Collateral Agent. Purchasers and Collateral Agent may waive or amend such provisions as they desire without any notice to or consent of the Company or any Subsidiary of the Company.

     Section XII.9. Resignation. Collateral Agent may resign at any time by
                    -----------
giving written notice thereof to the Purchasers and the Company. Each such notice shall set forth the date of such resignation. Upon any such resignation the Majority Purchasers shall designate a successor Collateral Agent. A successor must be appointed for any retiring Collateral Agent, and such Collateral Agent's resignation shall become effective when such successor accepts such appointment. If, within thirty days after the date of the retiring Collateral Agent's resignation, no successor Collateral Agent has been appointed and has accepted such appointment, then the retiring Collateral Agent may appoint a successor Collateral Agent. Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, the retiring Collateral Agent shall be discharged from its duties and obligations under this Agreement and the other Transaction Documents. After any retiring Collateral Agent's resignation hereunder the provisions of this Article XII and
Section 13.5 shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent under the Transaction Documents. The Company hereby agrees to pay all fees, if any, as may be charged by any successor Collateral Agent that is a national or state bank or trust company which such Person may reasonably charge for its services as Collateral Agent, and to enter into or consent to such documents and instruments as such successor Collateral Agent may request in connection with its service and appointment as Collateral Agent.


                                 ARTICLE XIII.
                                MISCELLANEOUS.

     Section XIII.1. Place of Payment. Subject to Section 13.2, payments of
                     ----------------
principal, premium and repurchase price, if any, and interest becoming due and payable on the Notes shall be made in Dallas, Dallas County, Texas at the principal office of Bank of America, N.A., in such jurisdiction (presently 901 Main Street, Dallas, Texas 75202). The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in Tarrant or Dallas Counties, Texas, or the principal office of a bank or trust company in either of such jurisdictions.

     Section XIII.2. Home Office Payment. So long as any Purchaser originally
                     -------------------
party hereto, or any nominee of such Purchaser, shall be the holder of any Note, and notwithstanding anything contained in Section 13.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, premium or repurchase price, if any, and interest by the method and at the address specified for such purpose below such Purchaser's name in Schedule A, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section
13.1. Prior to any sale or other dispo sition of any Note held by such Purchaser or such Purchaser's nominee, such Purchaser will, at such Purchaser's election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 11.2. The Company will afford the benefits of this Section to any Institutional Investor that is the direct or indirect transferee of any Note purchased by such Purchaser under this Agreement and that has made the same agreement relating to such Note as such Purchaser has made in this Section.

     Section XIII.3. Waivers and Amendments; Acknowledgments.
                     ---------------------------------------

     (a) Waivers and Amendments.  No failure or delay (whether by course of
         ----------------------
conduct or otherwise) by Purchasers or Collateral Agent in exercising any right, power or remedy which any of them may have under any of the Transaction Documents shall operate as a waiver thereof or of any other right, power or remedy, nor shall any single or partial exercise by Purchasers or Collateral Agent of any such right, power or remedy preclude any other or further exercise thereof or of any other right, power or remedy. No waiver, consent, release, modification or amendment of or supplement to this Agreement or the other Transaction Documents shall be valid or effective against any party hereto unless the same is in writing and signed by (a) if such party is the Company, by the Company, (b) if such party is Collateral Agent, by Collateral Agent, and
(c) if such party is a Purchaser, by Majority Purchasers or, in connection with any Collateral or Security Document, by Collateral Agent on behalf of Purchasers with the written consent of Majority Purchasers (which consent has already been given with respect to certain releases as provided in Section 12.1 and with respect to the termination of the Transaction Documents as provided in Section 13.10). Notwithstanding the foregoing or anything to the contrary herein, (i) no amendment or waiver of any of the provisions of Sections 1.1, 2.1, 2.2, 4.1, 4.2, 6.1, and 6.2 hereof, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser, and (ii) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (1) subject to the provisions of Sections 10.1, 10.2, and 10.3 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest on the Notes,
(2) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (3) amend any of Sections 7.1, 7.2, 7.3, 7.4, 7.5, and this Section 13.3(a). Any amendment or waiver consented to as provided in this subsection applies equally to all Purchasers and is binding upon them and upon each future Purchaser and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver.

     (b) Solicitation.  The Company will provide each Purchaser (irrespective
         ------------
of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such Purchaser to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the pro visions hereof or of the Transaction Documents. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 13.3 to each Purchaser promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite Purchasers.

     (c) Payment.  The Company will not directly or indirectly pay or cause to
         -------
be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any Purchaser as consideration for or as an inducement to the entering into by any Purchaser or any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to or for the benefit of each Purchaser then outstanding even if such Purchaser did not consent to such waiver or amendment.

     (d) Acknowledgments and Admissions.  The Company represents, warrants,
         ------------------------------
acknowledges and admits that (i) it has been advised by counsel in the negotiation, execution and delivery of the Transaction Documents to which it is a party, (ii) it has made an independent decision to enter into this Agreement and the other Transaction Documents to which it is a party, without reliance on any representation, warranty, covenant or undertaking by Purchasers or Collateral Agent whether written, oral or implicit, other than as expressly set out in this Agreement or in another Transaction Document delivered on or after the date hereof, (iii) there are no representations, warranties, covenants, undertakings or agreements by Purchasers or Collateral Agent as to the Transaction Documents except as expressly set out in this Agreement or in another Transaction Document delivered on or after the date hereof, (iv) neither Purchasers nor Collateral Agent owes any fiduciary duty to the Company with respect to any Transaction Document or the transactions contemplated thereby,
(v) the relationship pursuant to the Transaction Documents between the Company, on one hand, and Purchasers and Collateral Agent, on the other hand, is and shall be solely that of debtor and creditor, respectively, (vi) no partnership or joint venture exists with respect to the Transaction Documents between the Company and any of the Purchasers or Collateral Agent, (vii) should an Event of Default or Default occur or exist each Purchaser and Collateral Agent will determine in its sole and absolute discretion and for its own reasons what remedies and actions it will or will not exercise or take at that time, (viii) without limiting any of the foregoing, the Company is not relying upon any representation or covenant by any Purchaser or Collateral Agent, or any representative thereof, and no such representation or covenant has been made, that Purchasers or Collateral Agent at the time of an Event of Default or Default, or at any other time, waive, negotiate, discuss, or take or refrain from taking any action permitted under the Transaction Documents with respect to any such Event of Default or Default or any other provision of the Transaction Documents, and (ix) each Purchaser has relied upon the truthfulness of the acknowledgments in this Section in deciding to execute and deliver this Agreement and to purchase the Notes.

     This written agreement and the other Transaction Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties.

     There are no unwritten oral agreements between the parties.

     Section XIII.4. Survival of Agreements; Cumulative Nature. All of the
                     -----------------------------------------
various representations, warranties, covenants and agreements in the Transaction Documents shall survive the execution and delivery of this Agreement and the other Transaction Documents and the performance hereof and thereof, including the sale, purchase, and delivery of the Notes and the other Transaction Documents, and shall further survive until all of the Obligations are paid in full to Purchasers and Collateral Agent. All statements and agreements contained in any certificate or other instrument delivered by the Company to Purchasers or Collateral Agent under any Transaction Document shall be deemed representations and warranties by the Company or agreements and covenants of the Company under this Agreement. The representations, warranties, and covenants made by the Company in the Transaction Documents, and the rights, powers, and privileges granted to Purchasers and Collateral Agent in the Transaction Documents, are cumulative, and, except for expressly specified waivers and consents, no Transaction Document shall be construed in the context of another to diminish, nullify, or otherwise reduce the benefit to Purchasers or Collateral Agent of any such representation, warranty, covenant, right, power or privilege. In particular and without limitation, no exception set out in this Agreement to any representation, warranty or covenant herein contained shall apply to any similar representation, warranty or covenant contained in any other Transaction Document, and each such similar representation, warranty or covenant shall be subject only to those exceptions which are expressly made applicable to it by the terms of the various Transaction Documents.

     Section XIII.5. Indemnity. The Company agrees to indemnify each Purchaser
                     ----------
Entity, upon demand, from and against any and all liabilities, obligations, claims, losses, damages, penalties, fines, actions, judgments, suits, settlements, costs, expenses or disbursements (including reasonable fees of attorneys, accountants, experts and advisors) of any kind or nature whatsoever (in this Section collectively called "liabilities and costs") which to any extent (in whole or in part) may be imposed on, incurred by, or asserted against such Purchaser Entity growing out of, resulting from or in any other way associated with any of the Collateral, the Transaction Documents, or the transactions and events (including the enforcement or defense thereof) at any time associated therewith or contemplated therein (including any violation or noncompliance with any Environmental Laws by the Company or any liabilities or duties of the Company or of any Purchaser Entity with respect to Hazardous Materials found in or released into the environment).

The foregoing indemnification shall apply whether or not such liabilities and costs are in any way or to any way or to any extent owed, in whole or in part, under any claim or theory of strict liability or are in any extent caused, in whole or in part, by any negligent act or omission of any kind by any Purchaser Entity, provided only that no Purchaser Entity shall be entitled under this Section to receive indemnification for that portion, if any, of any liabilities and costs which is proximately caused by its own individual gross negligence or willful misconduct, as determined in a final judgment, or by its own individual actions with respect to Collateral in its possession. As used in this Section the term "Purchaser Entity" refers to each Purchaser, to Collateral Agent, and to each director, officer, agent, trustee, manager, attorney, employee, representative and Affiliate of any such Person.

     Section XIII.6. Notices. All notices, requests, consents, demands and other
                     -------
communications required or permitted under any Transaction Document shall be in writing, unless otherwise specifically provided in such Transaction Document, and shall be deemed sufficiently given or furnished if delivered by personal delivery, by telecopy, by delivery service with proof of delivery, or by registered or certified United States mail, postage prepaid, to each party hereto at the address of such party specified on the signature pages hereto (unless changed by similar notice in writing given by the particular Person whose address is to be changed). Any such notice or communication shall be deemed to have been given (a) in the case of personal delivery or delivery service, as of the date of first attempted delivery during normal business hours at the address and in the manner provided herein, (b) in the case of telecopy, upon receipt, or (c) in the case of registered or certified United States mail, three days after deposit in the mail.

     Section XIII.7. Parties in Interest. All grants, covenants and agreements
                     -------------------
contained in the Transaction Documents shall bind and inure to the benefit of the parties thereto and their respective successors and assigns; provided, however, that the Company may not assign or transfer any of its rights or delegate any of its duties or obligations under any Transaction Document without the prior consent of Purchasers as required under Section 13.3.

     Section XIII.8. Governing Law; Submission to Process. Except to the extent
                     ------------------------------------
that the law of another jurisdiction is expressly elected in a transaction document, the Transaction Documents shall be construed and enforced in accordance with and governed by the laws of the State of Texas and of the United States of America (without regard to Texas principles of conflicts of law) with respect to all other matters. The Company hereby irrevocably submits itself to the non-exclusive jurisdiction of the state and federal courts sitting in the State of Texas and the County of Dallas, and the Company agrees and consents that service of process may be made upon it in any legal proceeding relating to the Transaction Documents or the Obligations by any means allowed under Texas or federal law. The Company irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in any such court and any claim that any such proceeding brought in any such court has been brought in an inconvenient forum.

      Section XIII.9.      Limitation on Interest. Purchasers, Collateral
                           ----------------------
Agent, the Company and any other parties to the Transaction Documents intend to contract in strict compliance with applicable usury law from time to time in effect. In furtherance thereof such Persons stipulate and agree that none of the terms and provisions contained in the Transaction Documents shall ever be construed to create a contract to pay, for the use, forbearance or detention of money, interest in excess of the maximum amount of interest permitted to be charged by applicable law from time to time in effect. Neither the Company nor any present or future guarantors, endorsers, or other Persons hereafter becoming liable for payment of any Obligation shall ever be liable for unearned interest thereon or shall ever be required to pay interest thereon in excess of the maximum amount that may be lawfully charged under applicable law from time to time in effect, and the provisions of this Section shall control over all other provisions of the Transaction Documents which may be in conflict or apparent conflict herewith. Purchasers and Collateral Agent expressly disavow any intention to charge or collect excessive unearned interest or finance charges in the event the maturity of any Obligation is accelerated. If (a) the maturity of any Obligation is accelerated for any reason, (b) any Obligation is prepaid and as a result any amounts held to constitute interest are determined to be in excess of the legal maximum, or (c) any Purchaser or any other holder of any or all of the Obligations shall otherwise collect moneys which are determined to constitute interest which would otherwise increase the interest on any or all of the Obligations to an amount in excess of that permitted to be charged by applicable law then in effect, then all such sums determined to constitute interest in excess of such legal limit shall, without penalty, be promptly applied to reduce the then outstanding principal of the related Obligations or, at such Purchaser's or such holder's option, promptly returned to the Company or the other payor thereof upon such determination. In determining whether or not the interest paid or payable, under any specific circumstance, exceeds the maximum amount permitted under applicable law, Purchasers, Collateral Agent and the Company (and any other payors or payees thereof) shall to the greatest extent permitted under applicable law, (i) characterize any non-principal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the instruments evidencing the Notes in accordance with the amounts outstanding from time to time thereunder and the maximum legal rate of interest from time to time in effect under applicable law in order to lawfully charge the maximum amount of interest permitted under applicable law.

      Section XIII.10.     Termination; Limited Survival. In its sole and
                           -----------------------------
absolute discretion the Company may at any time after all Obligations have been paid in full elect in a notice delivered to all Purchasers to terminate this Agreement and the other Transaction Documents. Upon receipt by Purchasers of such a notice, if no Obligations are then owing then this Agreement and all other Transaction Documents shall thereupon be terminated, the Liens thereunder released, and the parties thereto released from all prospective obligations thereunder. Notwithstanding the foregoing or anything herein to the contrary, any waivers or admissions made by the Company in any Transaction Document, and any other obligations which any Person may have to indemnify or compensate Collateral Agent, any Purchaser or any or their respective Affiliates or related Persons shall survive any termination of this Agreement or any other Transaction Document. At the request and expense of the Company, Purchasers and

Collateral Agent shall prepare and execute all necessary instruments to reflect and effect such termination of the Transaction Documents.

      Section XIII.11.     Reproduction of Documents. This Agreement and all
                           -------------------------
documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by Collateral Agent or any Purchaser at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to Collateral Agent or such Purchaser, may be reproduced by Collateral Agent or such Purchaser by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and Collateral Agent or such Purchaser may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by Collateral Agent or such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section shall not prohibit the Company or Collateral Agent or any Purchaser from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

      Section XIII.12.     Confidentiality. For the purposes of this Section,
                           ---------------
"Confidential Information" means information delivered to any Purchaser by or on behalf of the Company or any Subsidiary of the Company in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential infor mation of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any Person acting on such Purchaser's behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to such Purchaser hereunder that are otherwise publicly available. Such Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (i) such Purchaser's directors, officers, employees, agents, attorneys, investors, and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by such Purchaser's Notes), (ii) such Purchaser's Affiliates, auditors, attorneys, and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section, (iii) any other Purchaser, (iv) any Institutional Investor to which such Purchaser may sell or offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section), (v) any Person from which such Purchaser may offer to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser's investment portfolio or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (1) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (2) in response to any subpoena or other legal process, (3) in connection with any litigation to which such Purchaser is a party or (4) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser's Notes and this Agreement. Each holder of a Note, by its acceptance of such Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any Purchaser of information required to be delivered to such Purchaser under this Agreement or requested by such Purchaser (other than a Purchaser that is a party to this Agreement or its nominee), such Purchaser will enter into an agreement with the Company embodying the provisions of this Section. (References to "Purchaser" in this Section 13.12 also refer to Collateral Agent.)


      Section 13.13 Subordination Agreement.  The rights of Purchasers and
                    -----------------------
Collateral Agent under the Transaction Documents are subject to the Bank Subordination Agreement.

      Section 13.14 Severability.  If any term or provision of any Transaction
                    ------------
Document shall be determined to be illegal or unenforceable all other terms and provisions of the Transaction Documents shall nevertheless remain effective and shall be enforced to the fullest extent permitted by applicable law.

      Section 13.15 Counterparts.  This Agreement may be separately executed in
                    ------------
any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Agreement.

      Section 13.16 Waiver of Jury Trial, Punitive Damages, Etc. Each of the
                    --------------------------------------------
Company, Collateral Agent and each Purchaser hereby (a) knowingly, voluntarily, intentionally, and irrevocably waives, to the maximum extent not prohibited by law, any right it may have to a trial by jury in respect of any litigation based hereon, or directly or indirectly at any time arising out of, under or in connection with the Transaction Documents or any transaction contemplated thereby or associated therewith, before or after maturity; (b) irrevocably waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any such litigation any "Special Damages", as defined below;
(c) certifies
that no party hereto nor any representative or agent or counsel for any party hereto has represented, expressly or otherwise, or implied that such party would not, in the event of litigation, seek to enforce the foregoing waivers, and (d) acknowledges that it has been induced to enter into this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby by, among other things, the mutual waivers and certifications contained in this section. As used in this section, "Special Damages" includes all special, consequential, exemplary, or punitive damages (regardless of how named), but does not include any payments or funds which any party hereto has expressly promised to pay or deliver to any other party hereto.

       IN WITNESS WHEREOF, this Agreement is executed as of the date first written above.


COMPANY:                 QUICKSILVER RESOURCES INC.



                         By:  /s/ Glenn Darden
                              ---------------------------------------------
                              Glenn Darden
                              President and Chief Executive Officer

                         Address:

                         777 West Rosedale St.**
                         Fort Worth, Texas  76104

                         Attention:  Glenn M. Darden
                         Telephone:  (817) 877-3151
                         Telecopy:   (817) 877-3829

                         ** Until May 1, 2000, the Company's address is 1619 Pennsylvania Avenue, Fort Worth, Texas 76104.

COLLATERAL AGENT:        TCW ASSET MANAGEMENT COMPANY,
                         a California corporation, as Collateral Agent


                         By:  /s/ Thomas F. Mehlberg
                              ---------------------------------------------
                              Thomas F. Mehlberg
                              Managing Director

                         By:  /s/ Kurt A. Talbot
                              ---------------------------------------------
                              Kurt A. Talbot
                              Senior Vice President


PURCHASERS:              TCW DEBT AND ROYALTY FUND VI, L.P., a
                         California limited partnership, as a Purchaser

                         By: TCW Asset Management Company, a California corporation, as General Partner

                              By: /s/ Thomas F. Mehlberg
                                  -----------------------------------------
                                  Thomas F. Mehlberg
                                  Managing Director

                              By:  /s/ Kurt A. Talbot
                                   ----------------------------------------
                                   Kurt A. Talbot
                                   Senior Vice President

                         TCW DEBT AND ROYALTY FUND VIB, L.P., a
                         California limited partnership, as a Purchaser

                         By: TCW Asset Management Company, a California corporation, as General Partner

                              By:  /s/ Thomas F. Mehlberg
                                   ----------------------------------------
                                   Thomas F. Mehlberg
                                   Managing Director

                              By:  /s/ Kurt A. Talbot
                                   ----------------------------------------
                                   Kurt A. Talbot
                                   Senior Vice President

                              TCW ASSET MANAGEMENT COMPANY, a California corporation, as Investment Manager pursuant to the Investment Management and Custody Agreement dated as of May 19, 1997 between Allmerica Asset Management, Inc. as agent for First Allmerica Financial Life Insurance company, TCW Asset Management Company and Trust Company of the West, as a Purchaser


                              By:  /s/ Thomas F. Mehlberg
                                   ----------------------------------------
                                   Thomas F. Mehlberg
                                   Managing Director

                              By:  /s/ Kurt A. Talbot
                                   ----------------------------------------
                                   Kurt A. Talbot
                                   Senior Vice President


                              TCW ASSET MANAGEMENT COMPANY, a California corporation, as Investment Manager pursuant to the Investment Management and Custody Agreement dated as of October 27, 1997 between University of Chicago, TCW Asset Management Company and Trust Company of the West, as a Purchaser

                              By:  /s/ Thomas F. Mehlberg
                                   ----------------------------------------
                                   Thomas F. Mehlberg
                                   Managing Director

                              By:  /s/ Kurt A. Talbot
                                   ----------------------------------------
                                   Kurt A. Talbot
                                   Senior Vice President


                              TCW ASSET MANAGEMENT COMPANY, a California corporation, as Investment Manager pursuant to the Investment Management and Custody Agreement dated as of October 27, 1997 between University of Notre Dame du Lac, TCW Asset Management Company and Trust Company of the West, as a Purchaser

                              By:  /s/ Thomas F. Mehlberg
                                   ----------------------------------------
                                   Thomas F. Mehlberg
                                   Managing Director

                              By:  /s/ Kurt A. Talbot
                                   ----------------------------------------

                                   Kurt A. Talbot
                                   Senior Vice President

                              TCW ASSET MANAGEMENT COMPANY, a California corporation, as Investment Manager pursuant to the Investment Management and Custody Agreement dated as of October 24, 1997 between William N. Pennington Separate Property Trust dated January 1, 1991, TCW Asset Management Company and Trust Company of the West, as a Purchaser

                              By:  /s/ Thomas F. Mehlberg
                                   ----------------------------------------
                                   Thomas F. Mehlberg
                                   Managing Director

                              By:  /s/ Kurt A. Talbot
                                   ----------------------------------------
                                   Kurt A. Talbot
                                   Senior Vice President

                              TCW ASSET MANAGEMENT COMPANY, a California corporation, as Investment Manager pursuant to the Investment Management Agreement dated as of October 27, 1997 between Delta Air Lines, Inc.,TCW Asset Management Company and Trust Company of the West, as a Purchaser

                              By:  /s/ Thomas F. Mehlberg
                                   ----------------------------------------
                                   Thomas F. Mehlberg
                                   Managing Director

                              By:  /s/ Kurt A. Talbot
                                   ----------------------------------------
                                   Kurt A. Talbot
                                   Senior Vice President

                              LION II CUSTOM INVESTMENTS LLC
                              INSURANCE COMPANY OF GEORGIA
                              SECURITY LIFE OF DENVER INSURANCE
                              COMPANY
                              SOUTHLAND LIFE INSURANCE COMPANY

                              By:  ING Investment Management Inc., their agent

                                   By:  TCW Asset Management Company, a
                                        California corporation
                                        Its:  Authorized Signatory

                                   By:   /s/ Thomas F. Mehlberg
                                         --------------------------------------
                                         Thomas F. Mehlberg
                                         Managing Director

                                   By:   /s/ Kurt A. Talbot
                                         --------------------------------------
                                         Kurt A. Talbot
                                         Senior Vice President


                              Address for Notices:

                              TCW Asset Management Company
                              865 S. Figueroa
                              Los Angeles, California 90017
                              Attention:  Thomas F. Mehlberg
                              Telephone:  (213) 244-0702
                              Telecopy:   (213) 244-0604

                              with a copy to:

                              TCW Asset Management Company
                              1000 Louisiana, Suite 2175
                              Houston, Texas 77002
                              Attention:  Kurt Talbot
                              Telephone:  (713) 615-7413
                              Telecopy:   (713) 615-7460

                              LIFE INSURANCE COMPANY OF GEORGIA, as
                              a Purchaser

                              USG ANNUITY & LIFE COMPANY, as a
                              Purchaser


          EQUITABLE LIFE INSURANCE COMPANY OF IOWA, as a Purchaser

By:                   ING INVESTMENT MANAGEMENT LLC, as agent

By:                            /s/ Randall W. Ralph
    ---------------------------------------------------------------------------
                                   Randall W. Ralph
                                   Senior Vice President

                              Address for all notice relating to payments:

                              ING Investment Management LLC
                              5780 Powers Ferry Road, N.W., Suite 300
                              Atlanta, Georgia 30327-4349
                              Attention:  Securities Accounting
                              Fax: (770) 690-4899

Address for all other communications and notices:

                              ING Investment Management LLC
                              5780 Powers Ferry Road, N.W., Suite 300
                              Atlanta, Georgia 30327-4349
                              Attention:  Private Placements
                              Fax: (770) 690-4899

                                                                      SCHEDULE A

                       INFORMATION RELATING TO PURCHASERS

                                                             Principal Amount of
Name of Purchaser                                          Notes to be Purchased
-----------------                                          ---------------------


Life Insurance Company of Georgia                         $3,000,000

All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

The Bank of New York
ABA# 021-000-018
BNF:  IOC 566
Attention:  PP P&I Department
Reference:  Life Insurance Company of Georgia and 74837R

USG Annuity and Life Company                              $5,000,000

All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

The Bank of New York
ABA# 021-000-018
BNF:  IOC 566 - Income Collections
Attention:  William Cashman
Reference:  USG Annuity & Life Company - Account #368520 and 74837R

Equitable Life Insurance Company of Iowa                         $5,000,000

All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

The Bank of New York
ABA# 021-000-018
BNF:  IOC 566 - Income Collections
Attention:  William Cashman
Reference:  Equitable Life Insurance Company of Iowa - Account #068071 and
74837R

TCW Debt and Royalty Fund VI, L.P.                                  $9,495,335

TCW Debt and Royalty Fund VIB, L.P.                                 $3,438,364

TCW Asset Management Company,                                       $3,403,980
a California corporation, as Investment Manager pursuant to the Investment Management and Custody Agreement dated as of May 19, 1997 between Allmerica Asset Management, Inc.
as agent for First Allmerica Financial Life Insurance company,
TCW Asset Management Company and Trust Company of the West

TCW Asset Management Company,                                       $1,300,731
a California corporation, as Investment Manager pursuant to the Investment Management and Custody Agreement dated as of October 27, 1997 between University of Chicago, TCW Asset Management Company and Trust Company of the West

TCW Asset Management Company, a California corporation,             $2,032,559
as Investment Manager pursuant to the Investment Management and Custody Agreement dated as of October 27, 1997 between University of Notre Dame du Lac,
TCW Asset Management Company and Trust Company of the West

TCW Asset Management Company, a California corporation,             $2,966,201
as Investment Manager pursuant to the Investment Management and Custody Agreement dated as of October 24, 1997 between William N. Pennington Separate Property Trust dated January 1, 1991, TCW Asset Management Company and Trust Company of the West

TCW Asset Management Company, a California corporation,             $3,387,599
as Investment Manager pursuant to the Investment Management
Agreement dated as of October 27, 1997 between Delta Air Lines, Inc.,
TCW Asset Management Company and Trust Company of the West

Lion II Custom Investments LLC                                      $795,046

Insurance Company of Georgia                                        $397,523

Security Life of Denver Insurance Company                           $1,987,616

Southland Life Insurance Company                                    $795,047

All payments on account of Notes held by such Purchasers shall be made by a single wire transfer of immediately available funds for credit to:

Investors Bank & Trust Company
ABA# 011001438, F/C Client Funds No. 569530395
Account # 76T02327-4
Attention:  Peter Maesher; Reference:  D&R VI - Quicksilver.

                                                                      SCHEDULE B

                                 DEFINED TERMS
                                 -------------

     As used in this Schedule and in the Agreement to which this Schedule is attached (the "Agreement"), each of the following terms has the meaning set forth below or set forth in the section of the Agreement referred to in the following definition of such term:

     "Affiliate" means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person. As used in this definition, "Control" means (a) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, or (b) the ownership of ten percent (10%) or more of the outstanding voting power of the issued and outstanding capital stock or other equity interests of such Person. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Company.

     "Agent Bank" means Bank of America, N.A., as Administrative Agent for the Banks under and as defined in the Bank Credit Agreement, and its successors and assigns in such capacity.

     "Antrim Shale Properties" means Devonian Shale properties located in Michigan and designated as such by Schlumberger Holditch - Reservoir Technologies Consulting Services or its successor in the Engineering Report most recently delivered at the time in question.

     "Bank Credit Agreement" means, collectively, that certain Third Amended and Restated Credit Agreement of even date herewith among the Company, Bank of America, N.A., as Administrative Agent and a Bank, and the financial institutions listed therein from time to time as Banks, as from time to time amended, supplemented, or restated, and any agreements representing the refinancing, replacement, or substitution in whole or in part of the revolving credit loans and letter of credit liabilities made or incurred under such Third Amended and Restated Credit Agreement. (While there may be multiple successor credit agreements to such Third Amendment and Restated Credit Agreement, only one such agreement at a time will be the "Bank Credit Agreement" described herein.)

     "Bank Debt" has the meaning given such term in Section 9.1(a)(ii).

     "Bank Documents" means, collectively, the Bank Credit Agreement and each of the other the "Loan Papers" as such term is defined in the Bank Credit Agreement, including any Hedging Contract that is one of such "Loan Papers".

     "Bank Subordination Agreement" means that certain Subordination Agreement of even date herewith by and between the Purchasers that are originally parties hereto, Collateral Agent, Agent Bank, and the Banks under and as defined in the Bank Credit Agreement and acknowledged and agreed to by the Company, as from time to time amended, supplemented, or restated.

     "Business Day" means a day, other than a Saturday or Sunday, on which commercial banks are open for business with the public in the States of California, Georgia and Texas.

     "Change of Control" means that, for any reason either (a) any Person or group (as defined in Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") other than the Darden Group shall become the legal and beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of greater than thirty percent (30%) of the outstanding voting power (to elect directors) of the issued and outstanding capital stock of every class issued by the Company or (b) the Darden Group shall cease to be the legal and beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of more than twenty percent (20%) of the outstanding voting power (to elect directors) of the issued and outstanding capital stock of every class issued by the Company.

     "Cinnabar" means Cinnabar Energy Services and Trading, LLC, a Michigan limited liability company.

     "Cinnabar Marketing Obligations" means obligations of Cinnabar to pay (a) to third party producers or marketers of Hydrocarbons the purchase price of any Hydrocarbons bought by Cinnabar from such third parties and then aggregated for resale with Hydrocarbons produced by the Company and its Subsidiaries and (b) to third party providers the costs of storage, pipeline and processing services with respect to such aggregated Hydrocarbons.

     "Closing" is defined in Section 3.1.

     "Closing Date" means March 31, 2000.

     "Closing Documents" means the CMS Acquisition Documents, the Mariner
Section 29 Documents, the Bank Documents and all other material documents, instruments and agreements executed or delivered by the Company or any of its Subsidiaries in connection with or otherwise pertaining to the Closing Transactions.

     "Closing Title Review Requirement" means with respect to any requirement contained herein for delivery to Purchasers or their counsel of title opinions or other evidence of title to Mineral Interests purported to be owned by the Company, a requirement that such title opinions be delivered in form and substance acceptable to Purchasers and their counsel with respect to Borrowing Base Properties (as such term is defined in the Bank Credit Agreement) with an aggregate Recognized Value (as such term is defined in the Bank Credit Agreement) at least equal to thirty three percent (33%) of the Recognized Value of all Borrowing Base Properties.

     "Closing Transactions" means the transactions to occur on the Closing Date pursuant to the Closing Documents and this Agreement, including, without limitation, (a) the completion of the CMS Acquisition pursuant to the terms of the CMS Acquisition Documents, (b) the completion of the Mariner Section 29 Sale pursuant to the terms of the Mariner Section 29

Documents and the application of not less than $25,000,000 of the proceeds thereof to finance in part the CMS Acquisition, and (c) the completion of the transactions contemplated by the Bank Documents pursuant to the terms of such Bank Documents, and the receipt by Borrower of not less than $___,000,000 from the loans thereunder and the application thereof to finance in part the CMS Acquisition (including, without limitation, the amendment and restatement of the Existing Credit Agreement (as defined in the Bank Credit Agreement) and the refinancing of all Debt of the Company under such Existing Credit Agreement with proceeds of the initial loan under the Bank Credit Agreement).

     "CMS Acquisition" means the purchase by the Company of the CMS Properties pursuant to the CMS Purchase and Sale Agreement, which purchase shall be on terms and conditions reasonably acceptable to Purchasers, which shall include, without limitation, the purchase by the Company of all of the outstanding equity of Terra.

     "CMS Acquisition Documents" means the CMS Purchase and Sale Agreement and all other material documents, instruments and agreements executed or delivered by the Company or any of its Subsidiaries in connection with or otherwise pertaining thereto.

     "CMS Properties" means, collectively, the "Assets" and the "Terra Assets" as each such term is defined in the CMS Purchase and Sale Agreement.

     "CMS Purchase and Sale Agreement" means that certain Purchase and Sale Agreement dated as of January 1, 2000 by and between CMS Oil and Gas Company ("CMS") and the Company.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

     "Collateral" means all property of any kind which is subject to a Lien in favor of the Purchasers or Collateral Agent or which, under the terms of any Security Document, is purported to be subject to such a Lien.

     "Collateral Agent" is defined in Section 12.1.

     "Collateral Coverage Ratio" means at any time in question the quotient obtained by dividing the Modified Total NPV as determined from the Engineering Report most recently prepared as of such time in question by all Debt outstanding as of such time in question.

     "Commodity Price Risk Policy" is defined in Section 5.1(t).

     "Company" means Quicksilver Resources Inc. a Delaware corporation.

     "Consolidated" refers to the consolidation of any Person, in accordance with GAAP, with its properly consolidated subsidiaries. References to a Person's Consolidated financial statements, financial position, financial condition, liabilities, etc. refer to the consolidated financial statements, financial position, financial condition, liabilities, etc. of such Person and its properly consolidated subsidiaries.

     "Consolidated Fixed Charges" means, for any period, the sum of (a) all interest paid or accrued during such period on Debt (excluding only interest paid in kind pursuant to Section 7.1(a) but including amortization of original issue discount and the interest component of any deferred payment obligations and capital lease obligations) which was deducted in determining the Company's Consolidated Net Income during such period plus (b) all current maturities of the Company's Consolidated Debt plus (c) all dividends declared or paid on any preferred stock of the Company. As used herein, "current maturities of the Company's Consolidated Debt" shall include all past due principal payments on Debt of the Company or any of its Subsidiaries and all other payments of principal on Debt that the Company or any of its Subsidiaries is obligated to pay.

     "Consolidated Net Income" means, for any period, the net income (or loss) of the Company and its Subsidiaries for such period determined in accordance with GAAP, but excluding: (a) the income of any other Person (other than the Company's Subsidiaries) in which the Company or any of its Subsidiaries has an ownership interest, unless received by the Company or its Subsidiaries in a cash distribution; (b) any after-tax gains attributable to asset dispositions; and
(c) to the extent not included in clauses (a) and (b) above, any after-tax (i) extraordinary gains (net of extraordinary losses) or (ii) non-cash nonrecurring gains.

     "Darden Group" means, collectively, Mercury Exploration Corporation, a Texas corporation; Quicksilver Energy, L.C., a Michigan limited liability company; Frank Darden; Anne Darden Self; Glenn Darden; and Thomas Darden and their respective designees, heirs, and estates.

     "Debt" means for any Person at any time, without duplication, (a) all Liabilities of such Person for borrowed money, (b) all Liabilities of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all other Liabilities (including capitalized lease obligations, other than usual and customary oil and gas leases) of such Person on which interest charges are customarily paid or accrued, (d) all Guarantees by such Person, (e) the unfunded or unreimbursed portion of all letters of credit issued for the account of such Person, (f) any Liabilities owed by such Person representing the deferred purchase price of property or services other than accounts payable incurred in the ordinary course of business and in accordance with customary trade terms and which have not been outstanding for more than ninety (90) days past the invoice date, (g) all Liabilities of such Person secured by a Lien on any property or asset owned or held by such Person regardless of whether the Liabilities secured thereby shall have been assumed by such Person or are non-recourse to the credit of that Person, and (h) all Liabilities of such Person as a general partner of a partnership for Liabilities of such partnership of the nature described in (a) through (g) preceding.

     "Default" means an Event of Default or an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

     "Default Rate" means the rate of 16.75% per annum.

     "Disclosure Schedule" means Schedule C hereto.

     "EBITDAX" means, for any period, Consolidated Net Income for such period, plus each of the following determined for the Company and its Subsidiaries for such period: (a) any provision for (or less any benefit from) income or franchise taxes included in determining Consolidated Net Income; (b) interest expense or charges deducted in determining Consolidated Net Income; (c) depreciation, depletion, and amortization expense deducting in determining Consolidated Net Income; (d) other noncash charges deducted in determining Consolidated Net Income to the extent not already included in clauses (b) and
(c) of this definition; and (e) costs and expenses for seismic, geological, and geophysical services performed in the course of oil and gas exploration, to the extent deducted in determining Consolidated Net Income.

     "Eligible Mortgaged Properties" means, collectively, those Properties (a) which are owned by the Company or a Subsidiary of the Company and mortgaged to Collateral Agent under a Mortgage, and (b) for which Collateral Agent has received title opinions and other title information concerning such Properties in form, substance and authorship satisfactory to Collateral Agent.

     "Engineering Reports" means the Initial Engineering Reports and each engineering report hereafter delivered by the Company pursuant to Section 8.1(b)(iv) or (v), provided that each such report hereafter delivered must (a) separately report on Proved Producing Reserves, Proved Developed Nonproducing Reserves, Proved Undeveloped Reserves and probable reserves and separately calculate the NPV of each such category of Proved Reserves for the Company's interest, (b) use Purchaser Pricing and a 10% discount factor (or any other pricing assumptions to which the Company and Majority Purchasers may agree), (c) take into account the Company's actual experiences with leasehold operating expenses and other costs in determining projected leasehold operating expenses and other costs, (d) identify and take into account any "over-produced" or "under-produced" status under gas balancing arrangements, (e) contain information and analysis comparable in scope to that contained in the Initial Engineering Report, and (f) otherwise be in form and substance satisfactory to the Majority Purchasers.

     "Environmental Laws" means any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

     "ERISA Affiliate" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

     "Event of Default" is defined in Section 10.1.

     "Excluded Accounts" means, collectively, all accounts receivable or other Liabilities which are owed to the Company by its directors, Affiliates, employees, or shareholders (each, a "Related Party") other than those which arise in the ordinary course of business as a result of sales of goods to, or rendering of services to, a Related Party who has the ability to pay, and is expected to pay, the same.

     "Excluded Subsidiary" means each of (a) MGV Energy Inc., (b) Energy Acquisition Operating Corporation, (c) Kristen Corporation, and (d) Terra Pipeline Company.

     "Existing Section 29 Documents" means each of the following documents, instruments and agreements (as the same may have been amended, modified, extended or supplemented):

          (a) Assignment, dated as of December 1, 1997, by and between Mercury, as assignor, and MA Gas LLC ("MAG"), as assignee, and recorded in the county records of (i) Antrim County, Michigan, December 23, 1997, under Liber 477, Page 1232, (ii) Crawford County, Michigan, December 23, 1997, under Liber 444, Page 01, (iii) Montmorency County, Michigan, December 22, 1997, under Liber 405, Page 01, and (iv) Otsego County, Michigan, December 22, 1997, under Liber 662, Page 579;

          (b) Assignment by and between Mercury, as assignor, and the Company, as assignee, and recorded in the county records of (i) Antrim County, Michigan, April 15, 1998, under Liber 485, Page 1046, and Liber 485, Page 1087, (ii) Crawford County, Michigan, April 15, 1998, under Liber 451, Page 251, (iii) Montmorency County, Michigan, April 15, 1998, under Liber 408, Page 0008, and (iv) Otsego County, Michigan, April 15, 1998, under Liber 675, Page 217;

          (c) Partial Assignment of Reversionary Interest, dated effective as of December 1, 1997, by and between the Company, as assignor, and MAG, as assignee, and recorded in the county records of Antrim, Crawford, Montmorency and Otsego Counties, Michigan;

          (d) Conveyance of Production Payment, dated as of December 1, 1997, by and between MAG, as assignor, and Mercury, as assignee, and recorded in the county records of (i) Antrim County, Michigan, December 23, 1997, under Liber 477, Page 1273, (ii) Crawford County, Michigan, December 23, 1997, under Liber 444, Page 42, (iii) Montmorency County, Michigan, December 22, 1997, under Liber 405, Page 42, and (iv) Otsego County, Michigan, December 22, 1997, under Liber 662, Page 620;

          (e) Amendment to Conveyance of Production Payment, dated effective as of December 1, 1997, by and between MAG, as assignor, and the Company, as assignee, and recorded in the county records of Antrim, Crawford, Montmorency and Otsego Counties, Michigan;

          (f) Second Amendment to Conveyance of Production Payment, dated effective as of March 1, 1997, by and between MAG and the Company, and recorded in the county records of Antrim, Crawford, Montmorency and Otsego Counties, Michigan;

          (g) Mortgage, dated as of December 1, 1997, by and between MAG, as mortgagor, and Mercury, as mortgagee, and recorded in the county records of
     (i) Antrim County, Michigan, December 23, 1997, under Liber 477, Page 1413,
     (ii) Crawford County, Michigan, December 23, 1997, under Liber 444, Page 182, (iii) Montmorency County, Michigan, December 22, 1997, under Liber 134, Page 528, and (iv) Otsego County, Michigan, December 22, 1997, under Liber 662, Page 760;

          (h) Assignment, dated as of December 1, 1997 by and between MGP, as assignor, and MGP Gas L.L.C. ("MGPG"), as assignee, and recorded in the county records of (i) Antrim County, Michigan, December 23, 1997, under Liber 478, Page 1, and (ii) Otsego County, Michigan, December 22, 1997, under Liber 662, Page 802;

          (i) Partial Assignment of Reversionary Interest, dated effective as of December 1, 1997, by and between the Company, as assignor, and MGPG, as assignee, and recorded in the county records of Antrim and Otsego Counties, Michigan;

          (j) Conveyance of Production Payment, dated as of December 1, 1997, by and between MGPG, as assignor, and MGP, as assignee, and recorded in the county records of (i) Antrim County, Michigan, December 23, 1997, under Liber 478, Page 9, and (ii) Otsego County, Michigan, December 22, 1997, under Liber 662, Page 810 ;


          (k) Amendment to Conveyance of Production Payment, dated effective as of December 1, 1997, by and between MGPG, as assignor, and the Company, as assignee, and recorded in the county records of Antrim and Otsego Counties, Michigan;

          (l) Mortgage, dated as of December 1, 1997, by and between MGPG, as mortgagor, and MGP, as mortgagee, and recorded in the county records of (i) Antrim County, Michigan, December 23, 1997, under Liber 478, Page 37, and
     (ii) Otsego County, Michigan, December 22, 1997, under Liber 662, Page 838;

          (m) Purchase and Sale Agreement, dated as of December 1, 1997, by and between Mercury, as Seller, and MAG, as buyer;

          (n) Amendment of Purchase and Sale Agreement, dated effective as of December 1, 1997, by and among Mercury, the Company and MAG;

          (o) Second Amendment to Purchase Agreement, dated as of March 31, 2000, by and between the Company and MAG;

          (p) Credit Payment Note, dated December 1, 1997, executed by MAG, as maker, payable to the order of Mercury, as payee;

          (q) Amended and Restated Credit Payment Note, dated as of December 1, 1997, executed by MAG, as maker, payable to the order of the Company, as payee;

          (r) Fixed Payment Note, dated December 1, 1997, executed by MAG, as maker, payable to the order of Mercury, as payee, in the original principal amount of $5,092,721;

          (s) Amended and Restated Fixed Payment Note, dated as of December 1, 1997, executed by MAG, as maker, payable to the order of the Company, as payee;

          (t) Assignment of Enforcement Rights, dated effective December 1, 1997, by and between MAG and Mercury, and acknowledged and consented to by State Street and Antrim Corporation;

          (u) Management Agreement, dated as of December 1, 1997, by and between MAG and Mercury, as manager;

          (v) Purchase and Sale Agreement, dated as of December 1, 1997, by and between MGP, as seller, and MGPG, as buyer;

          (w) Credit Payment Note, dated December 1, 1997, executed by MGPG, as maker, payable to the order of MGP, as payee;

          (x) Fixed Payment Note, dated December 1, 1997, executed by MGPG, as maker, payable to the order of MGP, as payee, in the original principal amount of $2,017,373;

          (y) Assignment of Enforcement Rights, dated effective December 1, 1997, by and between MGPG and MGP, and acknowledged and consented to by State Street and Antrim Corporation; and

          (z) Management Agreement, dated as of December 1, 1997, by and between MGPG and MGP, as manager.

     "Fiscal Quarter" means a three-month period ending on March 31, June 30, September 30, or December 31 of any year.

     "Fiscal Year" means a twelve-month period ending on December 31 of any year.

     "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

     "Governmental Authority"  means

          (a)  the government of

               (i) the United States of America or any State or other political subdivision thereof, or

               (ii) any jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

          (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

     "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions, by "comfort letter" or other similar undertaking of support or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall
                                       -------- ----
not include endorsements for collection or deposit in the ordinary course of business.

     "Guarantor" means any Person who has guaranteed some or all of the Company's obligations to repay the Notes and who has been accepted by Collateral Agent as a Guarantor or any Subsidiary of the Company which now or hereafter executes and delivers a guaranty to Collateral Agent pursuant to Section 8.6.

     "Hazardous Materials" means any substances regulated under any Environmental Law, whether as pollutants, contaminants, or chemicals, or as industrial, toxic or hazardous substances or wastes, or otherwise.

     "Hedging Contract" means (a) any rate swap agreement, basis swap agreement, forward rate agreement, commodity swap agreement, interest rate option, forward foreign exchange agreement, cap agreement, floor agreement, collar agreement, cross-currency rate swap agreement, or currency option, (b) any option, futures or forward contract traded on an exchange, (c) any other derivative agreement or similar agreement or arrangement, and (d) any sales contract, purchase contract, exchange contract, or other contract or arrangement which obligates the Company to pay or suffer penalties or damages for failure to purchase, sell or deliver specified quantities of Hydrocarbons (excluding only normal imbalance penalties imposed by pipelines for failure to meet monthly nominations made in the ordinary course of business).

     "Hydrocarbons" means crude oil, natural gas or other liquid or gaseous hydrocarbons.

     "Initial Amortization Date" means the earlier of (a) June 28, 2006 or (b) the first Quarterly Payment Date occurring after the principal balance of the Bank Debt has been paid in full.

     "Initial Engineering Reports" means (a) the engineering report concerning oil and gas properties of the Company as of January 1, 2000, and (b) the reserve engineering report concerning oil and gas properties of Terra as of January 1, 2000, each of which was prepared by Schlumberger Holditch - Reservoir Technologies Consulting Services.

     "Initial Financial Statements" means the audited annual Consolidated financial statements of the Company dated as of December 31, 1999.

     "Institutional Investor" means (a) any original Purchaser of a Note, (b) any holder of Notes holding more than 5% of the aggregate principal amount of the Notes then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

     "Insurance Schedule" means Schedule E hereto.

     "Investment" means, with respect to any Person, any loan, advance, extension of credit, capital contribution to, investment in, or purchase of the stock or other securities of, or interests in, any other Person; provided, that "Investment" shall not include customer and trade accounts which are payable in accordance with customary trade terms.

     "Liabilities" means, as to any Person, all indebtedness, liabilities and obligations of such Person, whether matured or unmatured, liquidated or unliquidated, primary or secondary, direct or indirect, absolute, fixed or contingent, and whether or not required to be considered pursuant to GAAP.

     "Lien" means, with respect to any property or assets, any right or interest therein of a creditor to secure Liabilities owed to it or any other arrangement with such creditor which provides for the payment of such Liabilities out of such property or assets or which allows such creditor to have such Liabilities satisfied out of such property or assets prior to the general creditors of any owner thereof, including any lien, mortgage, security interest, pledge, deposit, production payment, rights of a vendor under any title retention or conditional sale agreement or lease substantially equivalent thereto, tax lien, mechanic's or materialman's lien, or any other charge or encumbrance for security purposes, whether arising by law or agreement or otherwise, but excluding any right of offset which arises without agreement in the ordinary course of business.
"Lien" also means any filed financing statement, any registration of a pledge (such as with an issuer of uncertificated securities), or any other arrangement or action which would serve to perfect a Lien described in the preceding sentence, regardless of whether such financing statement is filed, such registration is made, or such arrangement or action is undertaken before or after such Lien exists.

     "Majority Purchasers" means Purchasers whose aggregate Percentage Shares equal or exceed 70%.

     "Mariner" means Mariner Gas LLC, a Massachusetts limited liability company.

     "Mariner Section 29 Documents" means each of the following documents, instruments and agreements (as the same may have been amended, modified, extended or supplemented):

          (a) Assignment, dated effective as of April 1, 2000, by and between the Company, as assignor, and Mariner, as assignee, and recorded in the county records of (i) Antrim County, Michigan, (ii) Crawford County, Michigan, (iii) Montmorency County, Michigan, and (iv) Otsego County, Michigan;

          (b) Conveyance of Production Payment, dated as of March 31, 2000, by and between Mariner, as assignor, and the Company, as assignee, and recorded in the county records of (i) Antrim County, (ii) Crawford County, Michigan, (iii) Montmorency County, Michigan, and (iv) Otsego County, Michigan;

          (c) Mortgage, dated as of March 31, 2000, by and between Mariner, as mortgagor, and the Company, as mortgagee, and recorded in the county records of (i) Antrim County, Michigan, (ii) Crawford County, Michigan,
     (iii) Montmorency County, Michigan, and (iv) Otsego County, Michigan;

          (d) Purchase and Sale Agreement, dated as of March 31, 2000, by and between the Company, as Seller, and Mariner, as buyer;

          (e) Fixed Payment Note, dated April 1, 2000, executed by Mariner, as maker, payable to the order of the Company, as payee, in the original principal amount of $________;

          (f) Assignment of Enforcement Rights, dated effective March 31, 2000, by and between Mariner and the Company, and acknowledged and consented to by State Street;

          (g) Management Agreement, dated as of March 31, 2000, by and between Mariner and the Company, as manager; and

          (h) Intercreditor Agreement, dated as of March 31, 2000, by and among Agent Bank, Collateral Agent and Mariner.

     "Mariner Section 29 Sale" means the purchase by Mariner of 99.5% of (i) the interests to be acquired by the Company from CMS pursuant to the Purchase and Sale Agreement, and (ii) the interests owned by Terra, in each case in Devonian shale gas production from certain gas wells located in Michigan and described in the Mariner Section 29 Documents, together with certain other rights and interests described in, and all pursuant to the terms and conditions contained in, the Mariner Section 29 Documents, which sale shall be on terms and conditions acceptable to Purchasers.

     "Material Adverse Effect" means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, (b) the ability of the Company to timely perform its obligations under this

Agreement and the other Transaction Documents, (c) the validity or enforceability of this Agreement or the other Transaction Documents, or (d) the value of the Collateral, as a whole. To say that a situation or event "could reasonably be expected to have a Material Adverse Effect" means that such situation or event has more than a remote probability of having or causing a Material Adverse Effect.

     "Memorandum" is defined in Section 5.1(h).

     "Mercury" means Mercury Exploration Company, a Texas corporation.

     "MGP" means Michigan Gas Partners, Limited Partnership, formerly a Texas limited partnership prior to its merger with and into the Company.

     "Modified PDNP NPV" means the NPV of 85% (or 95% in the case of Antrim Shale Properties) of the Proved Developed Nonproducing Reserves attributable to the Eligible Mortgaged Properties, provided that (a) Majority Purchasers have concurred with the amount of such reserves as reflected in the Engineering Report most recently given prior to the calculation of such NPV, (b) the capital expenditures necessary to bring such reserves onto production (as contemplated in such Engineering Report) have actually been scheduled by the Company to be made at or prior to the time contemplated in such Engineering Report, and (c) both the Company and Majority Purchasers reasonably expect that the Company will have funds available to make such capital expenditures.

     "Modified PDP NPV" means at any time in question the sum of the NPV of 100% of all Proved Developed Producing Reserves attributable to the Eligible Mortgaged Properties.

     "Modified PUD NPV" means the NPV of 70% (or 95% in the case of Antrim Shale Properties) of any Proved Undeveloped Reserves attributable to the Eligible Mortgaged Properties, provided that (a) Majority Purchasers have concurred with the amount of such reserves as reflected in the Engineering Report most recently given prior to the calculation of such NPV, (b) the capital expenditures necessary to bring such reserves onto production (as contemplated in such Engineering Report) have actually been scheduled by the Company to be made at or prior to the time contemplated in such Engineering Report, and (c) both the Company and Majority Purchasers reasonably expect that the Company will have funds available to make such capital expenditures.

     "Modified Total NPV" means, at the time in question, the sum of Modified PDP NPV, Modified PDNP NPV, and Modified PUD NPV as each has been most recently determined. No category of reserves other than Proved Reserves shall be taken into account in determining Modified Total NPV.

     "Mortgage" means each deed of trust or mortgage now or hereafter given by the Company or any of its Subsidiaries to Collateral Agent (or any trustee acting on behalf of the Purchasers or Collateral Agent) to secure the Notes.

     "Multiemployer Plan" means any Plan that is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

     "Notes" is defined in Section 1.1.

     "NPV" means, with respect to any Proved Reserves expected to be produced from any Properties, the net present value, discounted at 10% per annum, of the future net revenues expected to accrue to the Company's and its Subsidiaries' collective interests in such reserves during the remaining expected economic lives of such reserves. NPV means, with respect to the Company's and its Subsidiaries' separate interests in such Proved Reserves, the net present value, discounted at 10% per annum, of the future net revenues expected to accrue to such separate interests in such reserves during the remaining expected economic lives of such reserves. Each calculation of such expected future net revenues shall be made in accordance with the then existing standards of the Society of Petroleum Engineers, provided that in any event (a) appropriate deductions shall be made for severance and ad valorem taxes, and for operating, gathering, transportation and marketing costs required for the production and sale of such reserves, escalated at 3% per annum for each year after the then current year, and (b) the pricing assumptions and escalations used in determining NPV for any particular reserves shall be the Purchaser Pricing (or any other pricing assumptions to which the Company and Majority Purchasers may agree). NPV shall be calculated hereunder in connection with each Engineering Report, either by the Company, by Majority Purchasers or by the engineering firm who prepares such Engineering Report; in the event of any conflict, Majority Purchasers' calculation shall be conclusive and final.

     "Obligations" means all Liabilities from time to time owing by the Company or any Subsidiary of the Company to any Purchaser or to Collateral Agent under or pursuant to any of the Transaction Documents. "Obligation" means any part of the Obligations.

     "Percentage Share" means with respect to any Purchaser (other than the Company or any Affiliate of the Company that may at any time be the holder of a
Note) the percentage obtained by dividing (a) the sum of the unpaid principal balance of such Purchaser's Notes at the time in question by (b) the sum of the aggregate unpaid principal balance of all Notes at such time (other than Notes directly or indirectly owned by the Company or any of its Affiliates).

     "Permitted Investments" means Investments

          (a) in readily marketable direct obligations of the United States of America (or investments in mutual funds or similar funds which invest solely in such obligations),

          (b) in fully insured time deposits and certificates of deposit with maturities of one year or less of any commercial bank operating in the United States having capital and surplus in excess of $500,000,000,

          (c) in commercial paper of a domestic issuer if at the time of purchase such paper is rated in one of the two highest ratings categories of Standard and Poor's Corporation or Moody's Investors Service,

          (d) existing as of the date hereof by the Company in its Subsidiaries or Excluded Subsidiaries or in the other Persons listed in the Disclosure Schedule as being owned, in part, by the Company or Terra,

          (e) by the Company after the date hereof in Terra, so long as the guaranty and other Security Documents given by Terra for the benefit of the Purchasers remain in full force and effect; and

          (f) by the Company and its Subsidiaries not described in the foregoing subsections (a) through (e) which do not in the aggregate exceed $500,000 (measured on a cost basis).

     "Permitted Liens" means:

          (a) statutory Liens for taxes, assessments or other governmental charges or levies which are not yet delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP;

          (b) landlords', operators', carriers', warehousemen's, repairmen's, mechanics', materialmen's Liens which do not secure Debt, in each case only to the extent arising in the ordinary course of business and only to the extent securing obligations which are not delinquent or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been maintained in accordance with GAAP;

          (c)  Liens under the Security Documents or under the Bank Documents;

          (d) with respect only to property subject to any particular Security Document, Liens burdening such property which are expressly allowed by such Security Document;

          (e) minor defects and irregularities in title to any property, so long as such defects and irregularities neither secure Debt nor materially impair the value of such property or the use of such property for the purposes for which such property is held;

          (f) deposits of cash or securities to secure the performance of bids, trade contracts, leases, statutory obligations and other obligations of a like nature (excluding appeal bonds and Debt) incurred in the ordinary course of business;

          (g) easements, zoning restrictions, or other charges or restrictions on the use of real property which do not materially impair the use of the property by the Company or its Subsidiaries in the conduct of its operations or business;

          (h) Liens under the Section 29 Documents that are expressly subordinated to the Liens under the Security Documents; and

          (i) Liens perfected or purportedly perfected under the following financing statements: (A) file # C975864 naming Terra, as debtor, filed with the Secretary of State of Michigan on May 30, 1995; (B) file # C982828 naming Terra, as debtor, filed with the Secretary of State of Michigan on June 16, 1995; (C) file # C971103, naming Guardian Energy Management Corporation and Terra, as debtors, filed with the Secretary of State of Michigan on May 17, 1995; (D) file # C998172, naming Guardian Energy Management Corporation and Terra, as debtors, filed with the Secretary of State of Michigan on August 1, 1995;
     (E) file # C998173, naming Guardian Energy Management Corporation and Terra, as debtors, filed with the Secretary of State of Michigan on August 1, 1995; (F) file # C971101, naming Guardian Energy Management Corporation and Terra, as debtors, filed with the Secretary of State of Michigan on May 17, 1995; and (G) file # D4D2038, naming Guardian Energy Management Corporation and Terra, as debtors, filed with the Secretary of State of Michigan on July 23, 1998.

     "Person" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

     "Plan" means an "employee benefit plan" (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

     "Post-Closing Title Review Requirement" means with respect to any requirement contained herein for delivery to Purchasers or their counsel of title opinions or other evidence of title to Mineral Interests purported to be owned by the Company, a requirement that such title opinions be delivered in form and substance acceptable to Purchasers and their counsel with respect to Borrowing Base Properties (as such term is defined in the Bank Credit Agreement) with an aggregate Recognized Value (as such term is defined in the Bank Credit Agreement) at least equal to eighty percent (80%) of the Recognized Value of all Borrowing Base Properties.

     "Properties" means, collectively, those undivided interests in oil and gas properties and interests which are, at the time in question, owned by the Company or any of its Subsidiaries.

     "Proved Reserves" means "Proved Reserves" as defined in the Definitions for Oil and Gas Reserves (in this paragraph, the "Definitions") promulgated by the Society of Petroleum Engineers (or any generally recognized successor) as in effect at the time in question. "Proved Developed Producing Reserves" means
                                  -----------------------------------
Proved Reserves which are categorized as both "Developed" and "Producing" in the Definitions, "Proved Developed Nonproducing Reserves" means Proved Reserves
              --------------------------------------
which are categorized as both "Developed" and "Nonproducing" in the Definitions, and "Proved Undeveloped Reserves" means Proved Reserves which are categorized as
     ---------------------------
"Undeveloped" in the Definitions.

     "Purchaser" means each Person that originally purchases a Note hereunder and each of its successor and assigns (other than the Company or any Affiliate of the Company) as holder of a Note.

     "Purchaser Pricing" means:

          (a) for anticipated sales of Hydrocarbons that are fixed in a firm fixed price sales contract with an investment grade counterparty (or another counterparty approved by Majority Purchasers), the fixed price or prices provided for in such sales contract during the term thereof; and

          (b) for anticipated sales of Hydrocarbons that are hedged by a fixed price Hedging Contract with an investment grade counterparty, the fixed price or prices provided for in such Hedging Contract during the term thereof, as modified by any necessary adjustment specified by Majority Purchasers for quality and geographical differentials; and

          (c) for anticipated sales of Hydrocarbons that are hedged by a Hedging Contract with an investment grade counterparty which Hedging Contract provides for a range of prices between a floor and a ceiling, the prices provided for in subsection (d) below, provided that during the term of such Hedging Contract such prices shall in no event be less than such floor or exceed such ceiling, as such floor and ceiling are modified by any necessary adjustment specified by Majority Purchasers for quality and geographical differentials; and

          (d) for anticipated sales of Hydrocarbons, if such sales are not hedged by a Hedging Contract or sales contract that is described in paragraphs (a), (b), or (c) above, the price which is one-half of the sum of the following:

               (i) the average price received by the Company for Hydrocarbons of such kind produced from the Eligible Mortgaged Properties during the twelve months preceding the date of calculation, plus

               (ii) the average of the prices on the New York Mercantile Exchange (or any successor organization), as reported in the Wall Street Journal for the date of calculation (or, if such date is not a Business Day, for the first Business Day thereafter) under the twelve "nearby" futures contracts which are listed therein as the first to expire after such date of calculation, with any necessary adjustment specified by Majority Purchasers for quality and geographical differentials.

     The applicable price determined pursuant to the preceding clause (d) shall be escalated at 3% per annum for each year after the then current year.

     "QPAM Exemption" means Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.

     "Quarterly Payment Date" means the next to last Business Day in each Fiscal Quarter.
     "Section 29 Documents" means, collectively, the Existing Section 29 Documents and the Mariner Section 29 Documents.

     "Securities Act" means the Securities Act of 1933, as amended from time to time.

     "Security Documents" means the instruments listed in the Security Schedule and all other Mortgages, security agreements, deeds of trust, mortgages, chattel mortgages, pledges, guaranties, financing statements, continuation statements, extension agreements and other agreements or instruments now, heretofore, or hereafter delivered by any Person to or for the benefit of Collateral Agent or all of the Purchasers in connection with this Agreement or any transaction contemplated hereby to secure or guarantee the payment of any part of the Notes or the performance of any Person's other duties and obligations under the Transaction Documents.

     "Security Schedule" means Schedule D hereto.

     "State Street" means State Street Bank and Trust Company, a Massachusetts trust company.

     "Subsidiary" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company. Unless otherwise expressly stated herein, no Excluded Subsidiary shall be deemed to be a Subsidiary of the Company.

     "Tamco" means TCW Asset Management Company, a California corporation.

     "TCW" means all of the following, collectively, who are at the time in question Purchasers: TCW Debt and Royalty Fund VI, L.P., a California limited partnership; TCW Debt and Royalty Fund VIB, a California limited partnership; TCW Asset Management Company, a California corporation, as Investment Manager pursuant to the Investment Management and Custody Agreement dated as of May 19, 1997 between Allmerica Asset Management, Inc. as agent for First Allmerica Financial Life Insurance company, TCW Asset Management Company and Trust Company of the West; TCW Asset Management Company, a California corporation, as Investment Manager pursuant to the Investment Management and Custody Agreement dated as of October 27, 1997 between University of Chicago, TCW Asset Management Company and Trust Company of the West; TCW Asset Management Company, a California corporation, as Investment Manager pursuant to the Investment Management and Custody Agreement dated as of October 24, 1997 between William N. Pennington Separate Property Trust dated January 1, 1991, TCW Asset Management Company and Trust Company of the West; and TCW Asset Management Company, a California corporation, as Investment Manager pursuant to the Investment Management Agreement dated as of October 27, 1997 between Delta Air Lines, Inc.,TCW Asset Management Company and Trust Company of the West.

     "Termination Event" means (a) the occurrence with respect to any Plan of
(i) a reportable
event described in Sections 4043(b)(5) or (6) of ERISA or (ii) any other reportable event described in Section 4043(b) of ERISA other than a reportable event not subject to the provision for 30-day notice to the Pension Benefit Guaranty Corporation pursuant to a waiver by such corporation under Section 4043(a) of ERISA, or (b) the withdrawal of the Company or any Affiliate of the Company from an Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or (c) the filing of a notice of intent to terminate any Plan or the treatment of any Plan amendment as a termination under Section 4041 of ERISA, or (d) the institution of proceedings to terminate any Plan by the Pension Benefit Guaranty Corporation under Section 4042 of ERISA, or (e) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

     "Terra" means Terra Energy Ltd., a Michigan corporation.

     "Transaction Documents" means this Agreement, the Notes, the Security Documents, and all other agreements, certificates, documents, instruments and writings at any time delivered in connection herewith or therewith (exclusive of term sheets and commitment letters).

     "Working Capital" has the meaning given such term in Section 9.1(n).

     References in this Schedule and in the Agreement to Exhibits, Schedules, Articles, Sections, subsections and other subdivisions refer to the Exhibits, Schedules, Articles, Sections, subsections and other subdivisions of the Agreement unless expressly provided otherwise. Titles appearing at the beginning of any subdivisions are for convenience only and do not constitute any part of such subdivisions and shall be disregarded in construing the language contained in such subdivisions. The words "this Agreement", "this instrument", "herein", "hereof", "hereby", "hereunder" and words of similar import refer to the Agreement as a whole and not to any particular subdivision unless expressly so limited. The phrases "this Section" and "this subsection" and similar phrases refer only to the Sections or subsections hereof in which such phrases occur. The word "or" is not exclusive, and the word "including" (in its various forms) means "including without limitation". Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

                                                                      SCHEDULE C
                                                             DISCLOSURE SCHEDULE


Section and subsection references below correspond to the section and subsection designations in the Agreement.

     5.1
          (f)  Nothing to disclose.

          (g) Terra has Debt of approximately $2,100,000.00 which CMS has agreed to retain because it relates to an asset that is excluded from the CMS Acquisition.

          (h) The Company's principal long-term fixed production sales agreements and derivative contracts are described in the Exhibit to this Schedule C.

          (i)  Nothing to disclose.

          (j) Terra has used the name Rachael Exploration in the State of New Mexico.

          (k)  (i)  the Company owns:

                    (a) Fifty percent (50%) equity in Beaver Creek Pipeline,
                        LLC, a Michigan limited liability company;

                    (b) Fifty percent (50%) equity in Cinnabar Energy Services and Trading, LLC, a Michigan limited liability company;

                    (c) One Hundred percent (100%) equity in Terra Energy Ltd., a Michigan corporation;

                    (d) Approximately ninety percent (90%) equity in MGV Energy
                        Inc., an Alberta, Canada corporation, (the exact equity interest varies by agreement based on rate of return);

                    Terra Owns:

                    (a) One hundred percent (100%) equity in Energy Acquisition
                        Operating Corporation, a Michigan corporation;

                    (b) One hundred percent (100%) equity in Kristen
                        Corporation, a Michigan corporation;

                    (c) One hundred percent (100%) equity in Terra Pipeline
                        Company, a Michigan corporation;

                    (d) Minority equity in each of the following:

                        State 26 Production Company, Inc.
                        J.R. Productions, Inc.
                        Eagle Productions, Inc.
                        Northwest Operations, Inc.
                        Phoenix Operating Company, Inc.
                        Terra-Westside Processing Company Partnership Terra-Hayes Pipeline General Partnership

          (l)  Nothing to disclose.

                                                                      SCHEDULE D
                                                               SECURITY SCHEDULE

1.  Security Agreement by the Company in favor of Collateral Agent

2.  UCC-1 Financing Statements naming the Company, as debtor, relating to item 1

3.  Security Agreement by Terra in favor of Collateral Agent

4.  UCC-1 Financing Statements naming Terra, as debtor, relating to item 3

5. Assignment of Production, Accounts, and Proceeds by the Company in favor of Collateral Agent

6.  UCC-1 Financing Statements naming the Company, as debtor, relating to item 5

7. Assignment of Production, Accounts, and Proceeds by Terra in favor of Collateral Agent

8.  UCC-1 Financing Statements naming Terra, as debtor, relating to item 7

9.  Mortgage by the Company in favor of Collateral Agent

10. UCC-1 Financing Statements naming the Company, as debtor, relating to item 9

11. Mortgage by Terra in favor of Collateral Agent

12. UCC-1 Financing Statements naming Terra, as debtor, relating to item 11

13. Mortgage, Assignment, Security Agreement, Fixture Filing, and Financing Statement by the Company in favor of Collateral Agent

14. UCC-1 Financing Statements naming the Company, as debtor, relating to item
    13

15. Stock Pledge Agreement by the Company

16. UCC-1 Financing Statements naming the Company, as debtor, relating to item
    15

17. Guaranty by Terra

                                                                      SCHEDULE E
                                                              INSURANCE SCHEDULE

                                                                       EXHIBIT 1

THE RIGHTS, TITLE AND INTERESTS OF ANY HOLDER OF THIS INSTRUMENT ARE SUBJECT TO THE RIGHTS, TITLE AND INTERESTS OF BANK OF AMERICA, N.A., AS ADMINISTRATIVE AGENT, AND THE BANKS AND THEIR SUCCESSORS UNDER AND PURSUANT TO THAT CERTAIN SUBORDINATION AGREEMENT DATED AS OF MARCH __, 2000 BY AND AMONG BANK OF AMERICA, N.A., AS ADMINISTRATIVE AGENT, QUICKSILVER RESOURCES INC., TCW ASSET MANAGEMENT COMPANY AND OTHER PARTIES.

                                PROMISSORY NOTE

                                 Dallas, Texas

No. [_____]                                                               [Date]
$[_______]                                                           PPN  74837R

     FOR VALUE RECEIVED, the undersigned, Quicksilver Resources Inc. (herein called the "Company"), a Delaware corporation, hereby promises to pay to [___________________________], or its registered assigns, the principal sum of [___________________________] Dollars, together with interest on the unpaid principal balance thereof (computed on the basis of a 360-day year of twelve 30-day months) as hereinafter set forth pursuant to the terms of the Note Purchase Agreement (as hereinafter defined), both principal and interest payable as herein provided in lawful money of the United States of America at the offices of Bank of America, N.A., 901 Main Street, Dallas, Dallas County, Texas 75202, or at such other place within Dallas County, Texas, as from time to time may be designated by the holder of this Note.

     The principal amount of this Note, together with all interest accrued hereon, shall be due and payable in full on March 30, 2009.

     This Note (a) is issued and delivered under that certain Note Purchase Agreement of even date herewith among the Company, TCW Asset Management Company, as Collateral Agent, and various Purchasers (herein, as from time to time supplemented, amended or restated, called the "Note Purchase Agreement"), and is a "Note" as defined therein, (b) is subject to the terms and provisions of the Note Purchase Agreement, which contains provisions for payments and prepayments hereunder and acceleration of the maturity hereof upon the happening of certain stated events, and (c) is secured by and entitled to the benefits of certain Security Documents (as identified and defined in the Note Purchase Agreement). Payments on this Note shall be made and applied as provided herein and in the Note Purchase Agreement. Reference is hereby made to the Note Purchase Agreement for a description of certain rights, limitations of rights, obligations and duties of the parties hereto and for the meanings assigned to terms used and not defined herein and to the Security Documents for a description of the nature and extent of the security thereby provided and the rights of the parties thereto.

     The unpaid principal of this Note (exclusive of any past due principal or interest) from time to time outstanding shall bear interest on each day outstanding at the rate of fourteen and three-quarters percent (14.75%) per annum, payable on each Quarterly Payment Date. All principal and interest owed under this Note and which has not been paid when due shall bear interest on each day outstanding at the Default Rate in effect on such day, and such interest shall be due and payable daily as it accrues.

     Notwithstanding the foregoing paragraph and all other provisions of this Note, in no event shall the interest payable hereon, whether before or after maturity, exceed the maximum amount of interest which, under applicable law, may be charged on this Note, and this Note is expressly made subject to the provisions of the Note Purchase Agreement which more fully set out the limitations on how interest accrues hereon.

     The Company promises to pay (a) the required prepayments of principal and interest hereon on the dates and in the amounts specified in the Note Purchase Agreement (and any fees associated therewith) and (b) any premium associated with any optional prepayment of the principal balance of this Note, in each case as further described in the Note Purchase Agreement.

     If this Note is placed in the hands of an attorney for collection after default, or if all or any part of the indebtedness represented hereby is proved, established or collected in any court or in any bankruptcy, receivership, debtor relief, probate or other court proceedings, the Company and all endorsers, sureties and guarantors of this Note jointly and severally agree to pay reasonable attorneys' fees and collection costs to the holder hereof in addition to the principal and interest payable hereunder.

     The Company and all endorsers, sureties and guarantors of this Note hereby severally waive demand, presentment, notice of demand and of dishonor and nonpayment of this Note, protest, notice of protest, notice of intention to accelerate the maturity of this Note, declaration or notice of acceleration of the maturity of this Note, diligence in collecting, the bringing of any suit against any party and any notice of or defense on account of any extensions, renewals, partial payments or changes in any manner of or in this Note or in any of its terms, provisions and covenants, or any releases or substitutions of any security, or any delay, indulgence or other act of any trustee or any holder hereof, whether before or after maturity.

     This Note and the rights and duties of the parties hereto shall be governed by the laws of the State of Texas as provided in the Note Purchase Agreement.


                              QUICKSILVER RESOURCES INC.


                              By
                                 --------------------------------------------

                                 Name:
                                 Title:

                                                                       EXHIBIT 2

                                       FORM OF OPINION OF COUNSEL TO THE COMPANY

                                                                       EXHIBIT 3

                            CERTIFICATE ACCOMPANYING
                              FINANCIAL STATEMENTS
                              --------------------


     Reference is made to that certain Note Purchase Agreement dated as of March __, 2000, (as from time to time amended, the "Agreement"), by and among Quicksilver Resources Inc. (the "Company"), _________________________________,
which Agreement is in full force and effect on the date hereof. Terms which are defined in the Agreement are used herein with the meanings given them in the Agreement.

     This Certificate is furnished pursuant to Section 8.1(b)(ii) of the Agreement. Together herewith the Company is furnishing to the Purchasers the Company's *[audited/unaudited] financial statements (the "Financial Statements") as at ____________ (the "Reporting Date"). The Company hereby represents, warrants, and acknowledges to the Collateral Agent and to all Purchasers that:

        (a) the officer of the Company signing this instrument is the duly elected, qualified and acting ____________ of the Company and as such is the Company's chief financial officer;

        (b) the Financial Statements fairly present, in accordance with GAAP and in all material respects, the matters set forth therein and satisfy the requirements of the Agreement;

        (c) attached hereto is a schedule of calculations showing the Company's compliance as of the Reporting Date with the requirements of Sections 8.1(n) and 9.1(m) and (n) of the Agreement *[and non-compliance as of such date with the requirements of Section(s) ____________ of the Agreement];

        (d) on the Reporting Date the Company was, and on the date hereof the Company is, in full compliance with the disclosure requirements of Section 8.1(d) of the Agreement, and no Default otherwise existed on the Reporting Date or otherwise exists on the date of this instrument *[except for Default(s) under Section(s) ____________ of the Agreement, which [is/are] more fully described on a schedule attached hereto].

     The officer of the Company signing this instrument hereby certifies that he has reviewed the Transaction Documents and the Financial Statements and has otherwise undertaken such inquiry as is in his opinion necessary to enable him to express an informed opinion with respect to the above representations, warranties and acknowledgments of the Company and, to the best of his knowledge, such representations, warranties, and acknowledgments are true, correct and complete.

     IN WITNESS WHEREOF, this instrument is executed as of ____________,  200__.

                                        QUICKSILVER RESOURCES INC.


                                        By:
                                            ----------------------------------
                                            Name:
                                            Title:

                                                                       EXHIBIT 4

                       FORM OF ACCREDITED INVESTOR LETTER


[TCW]


Ladies and Gentlemen:

In connection with our proposed purchase of $____________________ of 14.75% Senior Subordinated Notes due March __, 2009 (the "Notes") of Quicksilver Resources Inc. (the "Company"), we confirm that:

1. We have received a copy of the Note Purchase Agreement dated as of March ___, 2000 (as amended, the "Agreement"), between the Company and
     _________________, relating to the Notes and such other information as we deem necessary in order to make our investment decision. We acknowledge that we have read and agreed to the matters stated in Section 11.4 of the Agreement.

2. We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in Section 11.4 of the Agreement and we agree to be bound by, and not to sell the Notes except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

3. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell or otherwise transfer any Notes prior to the date which is two years after the original issuance of the Notes, we will do so only (i) to the Company or any of its subsidiaries, (ii) inside the United States in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act), (iii) inside the United States to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a United States broker-dealer) to us, a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Notes (the form of which letter is attached to the Agreement as Exhibit 5), (iv) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (v) pursuant to an exemption from registration provided by Rule 144 under the Securities Act (if available), or (vi) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

4. We hereby make for your benefit the representations and warranties contained in Section 6.2 of the Note Purchase Agreement.

5.   We are an institutional "accredited investor" (as defined in Rule 501 (a)
     (1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment, as the case may be.

6. We are acquiring the Notes purchased by us for our account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

     You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                    Very truly yours,



                                    By
                                       ---------------------------------------
                                       Name:
                                       Title: